                                                                       EXHIBIT 3

















                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                                   RODIN, LTD.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE 1

                                   FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS,
                                      REGISTERED OFFICE AND REGISTERED AGENT....................................  1
           1.1    Formation.....................................................................................  1
           1.2    Name..........................................................................................  1
           1.3    Principal Place of Business...................................................................  1
           1.4    Registered Office and Agent...................................................................  1

ARTICLE 2

                                                    DEFINITIONS.................................................  2
           2.1    Definitions...................................................................................  2

ARTICLE 3

                                       PURPOSE AND SCOPE OF THE PARTNERSHIP.....................................  6
           3.1    Purpose and Scope of the Partnership..........................................................  6
           3.2    Statutory Requirements........................................................................  7
           3.3    Competing Business............................................................................  7

ARTICLE 4

                                                       TERM.....................................................  7
           4.1    Term of the Partnership.......................................................................  7

ARTICLE 5

                                        CAPITAL CONTRIBUTIONS AND ADVANCES......................................  7
           5.1    The General Partner...........................................................................  7
           5.2    The Limited Partners..........................................................................  8
           5.3    Classification of Partners....................................................................  8
           5.4    Units.........................................................................................  8
           5.5    Loans by Partners.............................................................................  9
           5.6    Interest on and Return of Capital Contributions...............................................  9

ARTICLE 6

                                           ALLOCATION OF PROFIT AND LOSS........................................  9
           6.1    Loss Allocations..............................................................................  9
           6.2    Profit Allocations............................................................................ 10
           6.3    Varying Interests of the Partners............................................................. 10


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
ARTICLE 7

                                                   DISTRIBUTIONS................................................ 10
           7.1    Distribution of Net Cash Flow................................................................. 10
           7.2    Distribution of Net Cash From Sales or Refinancings........................................... 10
           7.3    Discretion of General Partner................................................................. 11

ARTICLE 8

                                            ACCOUNTING AND TAX MATTERS.......................................... 11
           8.1    Taxable Year.................................................................................. 11
           8.2    Books and Records............................................................................. 11
           8.3    Reports....................................................................................... 11
           8.4    Bank Accounts................................................................................. 11
           8.5    Tax Returns................................................................................... 11
           8.6    Accounting Decisions.......................................................................... 11
           8.7    Basis Election................................................................................ 11
           8.8    Capital Accounts.............................................................................. 12
           8.9    Tax Matters Partner........................................................................... 12

ARTICLE 9

                                               THE LIMITED PARTNERS............................................. 12
           9.1    Business of the Partnership................................................................... 12
           9.2    No Liability.................................................................................. 13
           9.3    Status of Partnership Interest................................................................ 13

ARTICLE 10

                                                THE GENERAL PARTNER............................................. 13
           10.1   Status of Partnership Interest................................................................ 13
           10.2   Rights and Powers of the General Partner...................................................... 13
           10.3   Limitations on Authority of the General Partner............................................... 15
           10.4   Payments to the General Partner and Its Affiliates............................................ 15

ARTICLE 11

                                               TRANSFER RESTRICTIONS............................................ 16
           11.1   Assignment.................................................................................... 16
           11.2   General Limitations on Assignment............................................................. 16
           11.3   Right of First Refusal........................................................................ 17
           11.4   Certain Assignment Events Involving Limited Partners and Assignees............................ 19
           11.5   Certain Assignment Events Involving General Partner(s)........................................ 20
           11.6   Substituted Limited Partner................................................................... 21


                                       ii

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
ARTICLE 12

                                            DISSOLUTION AND TERMINATION......................................... 21
           12.1   Dissolution................................................................................... 21
           12.2   Continuation of Business and Reconstitution of Partnership.................................... 22
           12.3   Winding-Up and Termination.................................................................... 22

ARTICLE 13

                                                 POWER OF ATTORNEY.............................................. 24
           13.1   Appointment of Power of Attorney.............................................................. 24

ARTICLE 14

                                                     AMENDMENT.................................................. 25
           14.1   Procedure for Amendment....................................................................... 25

ARTICLE 15

                                             MISCELLANEOUS PROVISIONS........................................... 25
           15.1   Meetings...................................................................................... 25
           15.2   Governing Law................................................................................. 26
           15.3   Title......................................................................................... 26
           15.4   Consents and Approvals........................................................................ 26
           15.5   Notices....................................................................................... 26
           15.6   Controlling Provision......................................................................... 26
           15.7   Execution in Counterparts..................................................................... 26
           15.8   Reliance on Opinion of Counsel................................................................ 26
           15.9   Scope of Partners' Authority.................................................................. 26
           15.10  Execution of Partnership Documents............................................................ 26
           15.11  Waiver of Partition........................................................................... 27
           15.12  Time.......................................................................................... 27
           15.13  Binding Effect................................................................................ 27
           15.14  Entire Agreement.............................................................................. 27
           15.15  Remedies Not Exclusive........................................................................ 27
           15.16  Severability.................................................................................. 27
           15.17  Captions...................................................................................... 27
           15.18  Identification................................................................................ 27
           15.19  Certain Representations....................................................................... 27
           15.20  Limited Liability and Indemnification of the General Partner.................................. 28
           15.21  Further Assurances............................................................................ 28
           15.22  Spousal Consent............................................................................... 28

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                                   RODIN, LTD.



         THIS AGREEMENT, made and entered into on this the ______ day of December, 1995, by and among Klee & Company, L.L.C., a Texas limited liability company, as the general partner ("General Partner") and the party or parties identified in Exhibit A attached hereto as the limited partner(s). The limited partners are referred to, collectively, as the "Limited Partners" and individually a "Limited Partner." The General Partner and the Limited Partners are hereinafter sometimes referred to collectively as the "Partners" and individually as a "Partner."


                              W I T N E S S E T H:

         WHEREAS, the parties desire to form a limited partnership, governed by the Texas Revised Limited Partnership Act, Article 6132a-1, Vernon's Texas Civil Statutes, as amended, (the "Act") and all other pertinent laws of the State of Texas;

         NOW, THEREFORE, in consideration of these premises and the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1

                  FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS,
                     REGISTERED OFFICE AND REGISTERED AGENT

         1.1 Formation. The parties hereby form a Texas limited partnership under the Act, upon the terms and conditions herein set forth.

         1.2 Name. The name of the partnership shall be Rodin, Ltd. (the "Partnership").

         1.3 Principal Place of Business. The principal place of business of the Partnership shall be 301 Congress Avenue, Suite 1900, Austin, Texas 78701, or such other address as the General Partner may determine.

         1.4 Registered Office and Agent. The initial registered office of the Partnership shall be 301 Congress Avenue, Suite 1900, Austin, Texas 78701. The initial registered agent of the Partnership shall be Duncan E. Osborne. The General Partner shall have the authority to change the registered office or registered agent of the Partnership from time to time by complying with Section
1.06 of the Act.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1      Definitions.

                  (A) In addition to the terms defined elsewhere in this Agreement and exhibits, the following terms shall have the respective meanings set forth below for purposes of this Agreement:

                           (1) "Adjusted Capital Contribution" means, for each Partner, the excess, if any, of (a) the aggregate capital contributions made by such Partner pursuant to Article 5 over (b) the aggregate distributions made to such Partner pursuant to Article 7.

                           (2)      "Affiliate" means with respect to any
         Person: (i) any other Person which directly or indirectly controls, is controlled by or is under common control with the first Person; (ii) any officer, director or employee of such Person; or (iii) in the case of an individual, the members of such Person's family, including spouse, parents, siblings, lineal descendants, grandparents and other relations no more remote than first cousin. The term "control" shall mean the ownership of 50% or more of the beneficial interest in any Person, the ability to direct any other Person's business and affairs or serving as a general partner of any Person.

                           (3) "Bankruptcy" means, with respect to any Person, (A) the making by such Person of a general assignment for the benefit of creditors; (B) the filing by such Person of a voluntary bankruptcy petition; (C) such Person becoming the subject of an order for relief or being declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) the filing by such Person of a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (E) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in parts (A) through (D) of this definition; (F) such Person seeking, consenting to or acquiescing in the appointment of a trustee, receiver of liquidator of such Person or of all or any substantial part of such Person's properties; or (G) the expiration of 120 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any law if the proceeding has not been previously dismissed, or the expiration of 90 days after the date of the appointment, without such Person's consent or acquiescence, of a trustee, receiver, or liquidator of such Person of all or any substantial part of such Person's properties if the appointment has not been previously vacated or stayed, or the expiration of 90 days after the date of expiration of a stay, if the appointment has not previously been vacated.

                           (4) "Code" means the Internal Revenue Code of 1986, as amended, and references to any section of the Code include any successor provision or provisions thereto.

                           (5) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period,

         Depreciation shall be an amount which bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the General Partner.

                           (6) "Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                                    (a)      The initial Asset Value of any
                  asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the contributing Partner and the Partnership;

                                    (b)      The Asset Values of all Partnership
                  assets shall be adjusted to equal their respective gross fair market values (and the Capital Accounts of the Partners shall be adjusted as is appropriate), as determined by the General Partner as of each of the following times: (i) the issuance of additional Units to any new or existing Partner in exchange for a capital contribution; (ii) the distribution by the Partnership to a Partner of property as consideration for Units; and (iii) the liquidation of the Partnership within the meaning of Regulations ss. 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

                                    (c)      The Asset Value of any Partnership
                  asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner.

                                             If the Asset Value of an asset has
         been determined or adjusted pursuant to Section 2.1(A)(6)(a) or Section 2.1(A)(6)(b), such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                                    (7)      "Majority in Interest of the
         Limited Partners" means Limited Partners who hold Units which exceed 50% of the total number of outstanding Units in the Partnership held by Limited Partners.

                                    (8)      "Majority in Interest of the
         Partners" means Partners who hold Units which exceed 50% of the Partnership's total outstanding Units.

                                    (9)      "Net Asset Value" when applied to
         all Partnership assets, means as of a specified date, the excess of the fair market value of the assets of the Partnership on such date over its liabilities on such date, all as determined by the General Partner and a Majority in Interest of the Limited Partners; and when applied to a specific asset, means as of a specified date, the excess of the fair market value of such asset on such dates over any liability encumbering such asset, as determined by the General Partner and (i) the contributing Partner (on asset contributions), (ii) the distributive Partner (on asset distributions), or (iii) a Majority in Interest of the Limited Partners (in any other event).

                                    (10)     "Net Cash Flow" means (on the cash
         receipts and disbursements method of accounting) the net receipts (the excess, if any, of revenues less expenses and repayment of loans) of the Partnership, including distributions from entities owned by the Partnership and cash from operations or investments, but excluding (a) Net Cash From Sales or Refinancings, (b) capital contributions of the Partners, (c) proceeds of any loans made to the Partnership, (d) funds which the General Partner, in his sole discretion, elects to reinvest on behalf of the Partnership and (e) reserves deemed reasonably sufficient, in the sole discretion of the General Partner, for (i) the working capital needs of the Partnership, (ii) the payment of liabilities incurred (including any loans made by any Partners) or arising in the reasonably foreseeable future in connection with the operations of the Partnership and (iii) capital expenditures or contributions incurred or arising in the reasonably foreseeable future in connection with the operations of the Partnership.

                                    (11)     "Net Cash From Sales or
         Refinancings" means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of any Partnership asset, less any portion thereof used to establish reserves, all as determined by the General Partner. "Net Cash from Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of any Partnership asset.

                                    (12)     "Percentage Interest" of each
         Partner means the percentage of the Partnership's total outstanding Units owned by such Partner.

                                    (13)     "Person" means an individual, a
         corporation, a firm, a partnership, a joint venture, a trust, an unincorporated organization, an association, a joint-stock company, a government or any department or agency thereof, or any other form of entity.

                                    (14)     "Proceeds," when used in connection
         with a sale, exchange or other disposition of property or with a refinancing, means net proceeds after the deduction of all related expenses.

                                    (15)     "Profits" and "Losses" means, for
         each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with ss. 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to ss. 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                                    (a)      Any income of the Partnership that
                  is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                                    (b)      Any expenditures of the Partnership
                  described in ss. 705(a)(2) (B) of the Code or treated as Code ss. 705(a)(2)(B) expenditures pursuant to Regulations ss. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                                    (c)      In the event the Asset Value of any
                  Partnership asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                                    (d)      Gain or loss resulting from any
                  disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of such asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

                                    (e)      In lieu of depreciation,
                  amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

                                    (f)      Any items which are specially
                  allocated pursuant to Exhibit C to this Agreement shall not be taken into account in computing Profits and Losses.

                           (16) "Regulations" means all references herein to specific temporary or final Treasury Regulations promulgated in respect of the Code and any successor provision or provisions thereto.

                  (B) The following indicates the location in this Agreement of the definitions of the following terms:

         Defined Term                                    Section
         ------------                                    -------

         Act                                             Page 1
         Adjusted Capital Contribution                   2.1(A)(1)
         Adjusted Capital Account Deficit                Exh. C, C-(1)
         Affiliate                                       2.1(A)(2)
         Asset Value                                     2.1(A)(6)
         Assign                                          11.1(A)
         Bankruptcy                                      2.1(A)(3)
         Capital Account                                 8.8
         Code                                            2.1(A)(4)
         Depreciation                                    2.1(A)(5)
         Dissolving Events                               12.1
         Effective date of an assignment                 11.1(B)
         General Partner                                 Page 1
         Limited Partners                                Page 1
         Liquidation Proceeds                            12.3(B)
         Majority in Interest of the
           Limited Partners                              2.1(A)(7)

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
         Majority in Interest of the Partners            2.1(A)(8)
         Nonrecourse Liability                           Exh. C, C-(4)(a)(1)
         Net Asset Value                                 2.1(A)(9)
         Net Cash Flow                                   2.1(A)(10)
         Net Cash From Sales or Refinancings             2.1(A)(11)
         Notifying Party                                 11.3(A)
         Offer Notice                                    11.3(A)
         Option Partners                                 11.3(A)
         Partner Funded Debt                             Exh. C, C-(4)(b)(1)
         Partner Funded Deductions                       Exh. C, C-(4)(b)(2)
         Partner Minimum Gain                            Exh. C, C-(4)(b)(3)
         Partners                                        Page 1
         Partnership                                     1.2
         Partnership Minimum Gain                        Exh. C, C-(4)(a)(2)
         Percentage Interest                             2.1(A)(12)
         Person                                          2.1(A)(13)
         Pre-Contribution Gain                           Exh. C, C-(2)
         Pre-Contribution Loss                           Exh. C, C-(3)
         Proceeds                                        2.1(A)(14)
         Profits and Losses                              2.1(A)(15)
         Purchaser                                       Exh. B, B.
         Regulations                                     2.1(A)(16)
         Seller                                          Exh. B, B.
         Tax Matters Partner                             8.9
         Transferred Interests                           11.1(A)
         Units                                           5.4


                                    ARTICLE 3

                      PURPOSE AND SCOPE OF THE PARTNERSHIP

         3.1 Purpose and Scope of the Partnership. The purposes of the Partnership shall be to:

                  (A) Acquire, own and hold for investment real estate (including mineral interests), securities, or any other property as the General Partner may determine;

                  (B) Engage in any business, directly or indirectly as a partner, shareholder or joint venturer, as the General Partner may determine to be in the best interests of the Partnership, including, without limitation, the real estate business, the mineral business and investments;

                  (C) Transact any business that may be conducted in partnership form; and

                  (D) Consolidate, preserve, enhance and manage such of the businesses and properties of the Marvin and Helene Gralnick family contributed to the Partnership in order to promote economies of scale, provide for management transition within a family, protect against unwanted transfers of Units outside the family and to facilitate the charitable goals of the family.

                   The Partnership may pursue these activities through the direct ownership of property, indirectly through the ownership of interests in joint ventures, partnerships, corporations or other entities or revocable trusts which own property, or in any other manner the General Partner deems appropriate. The Partnership, acting by and through the General Partner, shall have all powers necessary or desirable to achieve the Partnership purposes, including, but not limited to, the power to enter into agreements, leases, mortgages, evidences of indebtedness, and construction, development, management, partnership and joint venture agreements, and other contracts and amendments thereto; the power to borrow money; the power to open and maintain bank accounts authorizing withdrawals on the signature of such one or more Persons as the General Partner may designate; the power to sell, pledge, encumber, assign and otherwise deal with or dispose of any or all of the property of the Partnership; the power to execute such other documents and to take such other actions as may be necessary or desirable from time to time in connection with any of the foregoing; and such other powers granted the General Partner in Article 10.

         3.2 Statutory Requirements. The General Partner shall cause a Certificate of Limited Partnership to be executed and filed with the Secretary of State of the State of Texas. The General Partner shall cause to be executed and filed from time to time certificates of amendment or termination to such certificate whenever the same may be required by the Act. The General Partner is further authorized and empowered by the Limited Partners to prepare and file with the Secretary of State of the State of Texas and with other appropriate authorities any assumed name certificates, applications for certificates of authority or other filings required to be made by the Partnership to comply with any applicable law.

         3.3 Competing Business. No General Partner shall be obligated to devote such General Partner's full time and attention to the Partnership and its affairs. Nothing contained in this Agreement shall restrict the right of any Partner to conduct, independently of the Partnership, any business, investment or other activity, whether or not similar to or competitive with the business of the Partnership. In the event that a Partner engages in any such other business or other activity, such partner shall not be accountable to the Partnership or to any other Partner in any manner in connection therewith. No Partner shall be required to submit any other investment opportunities to the Partnership.


                                    ARTICLE 4

                                      TERM

         4.1 Term of the Partnership. The term of the Partnership shall commence as of the date first above written and shall continue, unless terminated earlier in accordance with this Agreement, until December 31, 2035.


                                    ARTICLE 5

                       CAPITAL CONTRIBUTIONS AND ADVANCES

         5.1      The General Partner.

                  (A) The General Partner shall contribute to the Partnership the property described in Exhibit A to this Agreement, the Net Asset Value of which property is also set forth in Exhibit A.

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



                  (B) The General Partner shall receive Units which represent a one percent (1%) Percentage Interest. All remaining Units attributable to property contributions by the General Partner shall be issued as limited partnership Units.

                  (C) Each General Partner shall at all times hold Units which represent no less than a one percent (1%) Percentage Interest. Each General Partner agrees to contribute capital, from time to time, in the form of cash or other property, in exchange for Units sufficient to at all times maintain no less than a one percent (1%) Percentage Interest.

                  (D) Except as provided in this section and Section 5.1(C), the General Partner is not obligated to make any additional capital contributions to the Partnership, but any General Partner may do so if such General Partner so elects. If on the final dissolution and winding up of the Partnership and following the allocation of all taxable income, gain, loss and deductions resulting therefrom and the distribution of all cash and other property, the Capital Account of a General Partner has a negative balance, such General Partner shall contribute to the Partnership capital, an amount equal to the negative balance in its Capital Account, and shall do so in compliance with Regulation ss. 1.704-1(b)(2)(ii)(b)(3). Except as otherwise provided in this
Section 5.1(D), under no conditions shall any General Partner be required, upon dissolution and winding up of the Partnership or at any other time, to contribute capital to the Partnership solely on account of the loss of some or all of the capital contributed by any other Partner or on account of a negative balance in the Capital Account of any other Partner.

         5.2 The Limited Partners. The Limited Partners have contributed the property described in Exhibit A, the Net Asset Value of which property is also set forth on Exhibit A. Each Limited Partner shall receive the number of Units and be entitled to the Percentage Interest set forth on Exhibit A. No Limited Partner shall be obligated to make any additional capital contributions and shall not be obligated to restore or eliminate any negative balance in such Limited Partner's Capital Account.

         5.3 Classification of Partners. A Partner's interest in the Partnership is determined pursuant to this Agreement according to whether the Partner acquires Units as a General Partner or a Limited Partner. A Partner may hold Units as both a General Partner and a Limited Partner and, with respect to the Units held as a Limited Partner, shall be entitled to all the rights and privileges as a Limited Partner.

         5.4      Units.

                  (A) In exchange for each $1,000 (or fractional part of $1,000) of Net Asset Value of property contributed by each Partner as reflected on Exhibit A, each Partner will receive one or more units, or fractional units (collectively, "Units"), representing such Partner's interest in the Partnership.

                  (B) In the event any Partner elects to make additional capital contributions to the Partnership with the consent of the General Partner or in the event the Partnership admits additional partners, the number of Units to be received in exchange for such an additional capital contribution shall be determined as follows:

                           (1) The Net Asset Value of all Partnership assets shall be determined on the date immediately prior to such contribution.

                           (2) The Net Asset Value of all Partnership assets shall be divided by the number of Units outstanding immediately before the contribution ("Unit Value"); and

                           (3) In exchange for such additional capital contribution, the Partner or Person making such contribution shall receive that number of Units which equals the Net Asset Value of the property contributed divided by the Unit Value.

         5.5 Loans by Partners. To the extent that any funds in excess of those provided for under Sections 5.1 and 5.2 are needed by the Partnership, as determined by the General Partner, the General Partner may request one or more loans from the Partners. Any Partner may, but need not, advance such additional funds as a loan to the Partnership at an interest rate equal to one percentage point over the commercial base rate being charged by NationsBank N.A.-Austin, Texas, and shall, unless otherwise agreed by the Partnership and such Partner, be repaid as a priority out of the next available funds. If more than one loan is made pursuant to this Section 5.5, the earlier in time shall be repaid first. If more than one Partner desires to make loans, such Partners shall provide loans in such proportions as they may agree and, in lieu of agreement, in the proportions of their respective Units.

         5.6 Interest on and Return of Capital Contributions. No Partner shall receive any interest on its capital contributions to the Partnership or on its Capital Account notwithstanding any disproportionate contributions or Capital Accounts as between the Partners. The General Partner shall not be liable for the return of the capital contributions of the Limited Partners, nor for the return of any Partnership assets. A negative balance in any Partner's Capital Account shall not be deemed to be an asset of the Partnership, except pursuant to Section 5.1(D). No Partner shall be entitled to withdraw or obtain a return of all or any part of its capital contribution otherwise than as expressly provided in this Agreement. It is the intent of the Partners that, unless expressly stated otherwise in a writing furnished to all the Partners by the Partnership, no distribution (or any part of any distribution) made to any Partner pursuant to this Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents (in full or in part) a distribution of depreciation or any other noncash item accounted for as a loss or deduction from or offset to income. It is the further intent of the Partners that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that the Partnership made a distribution to a Limited Partner in violation of Section 6.07(a) of the Act and the Limited Partner knew that such a distribution was prohibited, then any obligation to return the distribution to the Partnership pursuant to Section 6.07(b) of the Act shall be the obligation of such Partner and not of any other Partner or the Partnership.


                                    ARTICLE 6

                          ALLOCATION OF PROFIT AND LOSS

         6.1      Loss Allocations.

                  (A) After first giving effect to the special allocations set forth in Exhibit C to this Agreement (if applicable), and subject to the limitation in Section 6.1(B), Losses for any fiscal year shall be allocated as follows:

                           (1) First, to the Partners who have positive balances in their Capital Accounts pro rata in accordance with and up to the amount of such positive balances;

                           (2) Second, any remaining Losses shall be allocated to the General Partner.

                  (B) Losses allocated to a Partner pursuant to Section 6.1(A) and this Section 6.1(B) shall not exceed the maximum amount of Losses that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitation set forth in this Section 6.1(B) shall be allocated to the other Partners in proportion to their Percentage Interests.

         6.2 Profit Allocations. After first giving effect to the special allocations set forth in Exhibit C to this Agreement (if applicable), Profits for any fiscal year shall be allocated as follows:

                  (A) First, to the General Partner until the cumulative Profits allocated pursuant to this Section 6.2(A) equal the cumulative Losses allocated to the General Partner pursuant to Section 6.1(A)(2);

                  (B) Second, to the Partners until the cumulative Profits allocated pursuant to this Section 6.2(B) equal the cumulative Losses allocated to the Partners pursuant to Section 6.1(A)(1); and

                  (C) Third, any remaining Profits shall be allocated to the Partners in their Percentage Interests.

         6.3 Varying Interests of the Partners. In the event that the Partners' Percentage Interests vary during a taxable year due to the issuance of additional Units or because of a transfer of Units, then the Profits and Losses shall be allocated among the Partners whose Percentage Interests changed during the taxable year based upon the length of time during such year that each Partner held a particular Percentage Interest and as if the items were incurred or received, as the case may be, ratably throughout the entire taxable year; provided, however, that if the assets of the Partnership are sold, exchanged or otherwise disposed of after a change in Percentage Interests, but during the taxable year in which the change occurs, all taxable income or loss attributable to such sale, exchange or other disposition shall be allocated in accordance with the Percentage Interests on the date of the sale, exchange or other disposition.


                                    ARTICLE 7

                                  DISTRIBUTIONS

         7.1 Distribution of Net Cash Flow. At such times as the General Partner may determine, the Partnership shall make distributions of Net Cash Flow to the Partners in proportion to their Percentage Interests.

         7.2 Distribution of Net Cash From Sales or Refinancings. Except as otherwise provided in Section 12.3(C), Net Cash From Sales or Refinancings shall be distributed, at such times as the General Partner may determine, as follows:

                  (A) First, to the Limited Partners until their Adjusted Capital Contributions are reduced to zero;

                  (B) Second, to the General Partner until his Adjusted Capital Contributions are reduced to zero; and

                  (C) The balance, if any, to the Partners in proportion to their Percentage Interests.

         7.3 Discretion of General Partner. All distributions pursuant to Sections 7.1 or 7.2 shall be made at such time or times determined in the sole discretion of the General Partner. The General Partner shall not be obligated to declare a distribution and shall exercise his discretion in the best interest of the Partnership in accordance with his duty of care and loyalty to the Partnership. In making distributions the General Partner may consider the future credit needs of the Partnership, future business needs for reserves and expansions, prepayment of credit lines and operating reserves for the Partnership. Proceeds from the sale or refinancing of property shall be considered necessary reserves for replacement or investment, unless otherwise determined by the General Partner.


                                    ARTICLE 8

                           ACCOUNTING AND TAX MATTERS

         8.1 Taxable Year. The taxable year of the Partnership shall be the calendar year.

         8.2 Books and Records. The General Partner shall keep or cause to be kept adequate books of account of the Partnership on the cash or accrual basis, as the General Partner elects, wherein shall be recorded all of the contributions to the capital of the Partnership, all income, all distributions and all expenses and transactions of the Partnership. The General Partner shall also maintain as a part of the books and records of the Partnership all records and information required by Section 1.07 of the Act. The income tax returns of the Partnership shall be prepared and filed on the basis of the accounting methods as selected by the General Partner.

         8.3 Reports. On or before March 15 of each year, the General Partner will furnish each Limited Partner, at the expense of the Partnership, with a report containing information with respect to the Partnership to be used in preparing such Limited Partners' State and Federal income tax returns.

         8.4 Bank Accounts. All funds of the Partnership not otherwise invested shall be deposited in such accounts as the General Partner shall designate. Withdrawals therefrom shall be made upon such signatures as the General Partner may designate.

         8.5 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate authorities within the time periods required by law.

         8.6 Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the General Partner.

         8.7 Basis Election. Upon the transfer of an interest in the Partnership, a distribution of its property, or the death of a Partner, the General Partner shall have the right, but not the obligation, to cause the Partnership to elect to adjust the basis of the Partnership property as allowed by ss.ss. 734(b), 743(b) and 754 of the Code, provided, however, that if such an election is made, the Partnership shall not be required to make (and shall not be obligated to bear the expenses of making) any accounting adjustments resulting from such election in the information supplied to the Partners, or if it provides such adjustments the Partnership shall have the right to charge the Partner or Partners benefitting from such election for the Partnership's reasonable expenses in making such adjustments.

         8.8 Capital Accounts. The General Partner shall maintain a separate Capital Account for each Partner regardless of the class or classes of Units owned by such Partner. "Capital Account" shall mean, with respect to any Partner, the amount of cash and the Asset Value of property contributed by the partner to the Partnership (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject) (1) reduced, to the extent required under ss. 704(b) of the Code, by (a) any Loss allocated to such Partner under Section 6.1 and any items of deduction and loss which are specially allocated pursuant to Exhibit C to this Agreement and (b) any distributions of Net Cash Flow and Net Cash From Sales or Refinancings to such Partner under Section 7.1 and Section 7.2, respectively, and the Asset Value of property distributed to the Partner by the Partnership (net of liabilities assumed by the Partner and liabilities to which such distributed properties are subject), and (2) increased, to the extent required under ss. 704(b) of the Code, by any Profit allocated to such Partner under Section 6.2 of this Agreement and any items of income and gain which are specially allocated pursuant to Exhibit C to this Agreement. For purposes of maintaining the Partners' Capital Accounts, all distributions shall be deemed to have been made in the year of the actual distribution without regard to the time period in which the transaction or transactions giving rise to the funds occurred. The Capital Account with respect to any substituted Partner shall reflect all prior adjustments to the Capital Account of the transferring Partner. Notwithstanding any other provision of this Agreement, the Capital Accounts shall be maintained in strict accordance with the Regulations promulgated under ss. 704(b) of the Code. In this regard, the General Partner also shall make any appropriate modifications to the Capital Account in the event that the General Partner determines that the provisions contained in this Agreement do not otherwise comply with Regulations ss. 1.704-1(b). In addition, the General Partner shall maintain such other separate and additional accounts for each Partner as shall be necessary to reflect accurately the rights and interests of the respective Partners.

         8.9      Tax Matters Partner.

                  The General Partner, or if there are multiple General Partners, a General Partner appointed by a majority of the General Partners, shall be the initial "Tax Matters Partner." Any successor Tax Matters Partner shall be a General Partner.


                                    ARTICLE 9

                              THE LIMITED PARTNERS

         9.1 Business of the Partnership. The Limited Partners have the rights and status of limited partners as provided in the Act. As such, the Limited Partners may not participate in the control of the Partnership business, or sign for or bind the Partnership, such power being vested exclusively in the General Partner.

         9.2 No Liability. No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, the General Partner, or any creditor of the Partnership, for the debts, liabilities, expenses or obligations of the Partnership, or for any of its losses, beyond the amount of the capital contributions made by such Limited Partner under this Agreement.

         9.3 Status of Partnership Interest. The Units owned by the Limited Partners shall be fully paid and nonassessable. The Limited Partners shall not have the right to withdraw or reduce their contributions to the capital of the Partnership except as a result of the dissolution of the Partnership or as otherwise expressly provided herein and in accordance with law. The Limited Partners shall not have the right to demand or receive property other than cash in return for their contributions and shall have no priority over the General Partner, either as to the return of contributions of capital or as to profits, losses or distributions, except as provided herein.


                                   ARTICLE 10

                               THE GENERAL PARTNER

         10.1 Status of Partnership Interest. The Units owned by the General Partner shall be fully paid and nonassessable, except to the extent provided in Sections 5.1(C) and 5.1(D). The General Partner shall not have the right to withdraw or reduce its contributions to the capital of the Partnership except as a result of the dissolution of the Partnership or as otherwise expressly provided herein and in accordance with law. No General Partner shall have a right to demand or receive property other than cash in return for any contributions it may make to the Partnership and shall have no priority over the Limited Partners, either as to the return of contributions of capital or as to profits, losses or distributions as a Partner, except as provided herein. All decisions provided for herein to be made by the General Partner shall be within the unlimited discretion of the General Partner.

         10.2     Rights and Powers of the General Partner.

                  (A) In the event there is more than one General Partner, actions of the General Partner in connection with the Partnership require the unanimous consent of all of the General Partners. In the event of a disagreement among the General Partners, the decision of Klee & Company, L.L.C., as long as it is a General Partner, shall control in any and all events. Notwithstanding the foregoing, any General Partner may delegate to the other General Partner any or all rights, powers or duties hereunder, but not responsibilities, so long as any such delegation shall be in a writing signed and dated by the delegating General Partner. Any such delegation may be subject to such conditions or restrictions as the delegating General Partner may determine. If at any time there is only one General Partner, such remaining General Partner, acting alone, shall be entitled to take all actions of the General Partner in connection with the Partnership.

                  (B) The General Partner shall contribute its time, skill, energy, advice and experience to the management of the Partnership's business; shall (subject to Section 10.3) determine all matters relating to the financing, management and operation of the assets and property of the Partnership; and shall be the managing partner of the Partnership. The General Partner shall devote such time to the affairs of the Partnership as it reasonably deems necessary to properly conduct its business and affairs in accordance with this Agreement and applicable law. The General Partner shall prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Partnership. Except as provided in Sections 10.2(C)(2) and 10.4, the services of the General Partner shall be rendered without cost to the Partnership.

                  (C) In addition to any other rights and powers which it may possess under law or by virtue of this Agreement, but subject to the other provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage and control, and to make all decisions affecting, the Partnership business, with all the rights and powers of a partner in a partnership without limited partners, or necessary or appropriate to manage the Partnership business, including, but not limited to, the following rights and powers:

                           (1) To cause any property owned or leased by the Partnership to be held by the Partnership or on behalf of the Partnership in the name of one of the Partners or of a nominee;

                           (2) To employ, engage or contract with Persons, in the operation and management of the Partnership business, including, but not limited to, appraisers, supervisory managing agents, building management agents, insurance brokers, real estate brokers, loan brokers, securities brokers, attorneys, and accountants, on such terms and for such compensation as the General Partner shall determine; provided, however, without the prior approval of a Majority in Interest of the Limited Partners no Affiliate of a Partner may be so employed or engaged under terms or conditions less favorable to the Partnership than those customarily imposed by similarly qualified unrelated Persons;

                           (3) To invest and reinvest all funds of the Partnership;

                           (4) To acquire, hold, lease, encumber, pledge, option, sell, exchange or otherwise deal with or dispose of real or personal property (or rights or interests therein) of any nature whatsoever as it may deem to be necessary or appropriate for the operation of the business of the Partnership, it being agreed and understood that the sale of any or all Partnership property is within the ordinary business of the Partnership;

                           (5) To borrow money for Partnership purposes and, if security is required, to mortgage, hypothecate, pledge or otherwise give as security property of the Partnership;

                           (6) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of its assets or for any purpose convenient or beneficial to the Partnership;

                           (7) To enter into agreements forming general partnerships, limited partnerships, joint ventures, corporations or limited liability companies and to participate as a partner, shareholder or member on such terms and conditions as the General Partner may determine;

                           (8)      To guarantee financial transactions;

                           (9) To establish one or more revocable trusts solely for the benefit of the Partnership and to assign and convey partnership property to such trust(s);

                           (10) To enter into agreements regarding any mineral interests which the Partnership may own including mineral leases, operating agreements, farm-ins, farm-outs, royalty agreements and unitization or pooling agreements;

                           (11) To pay any and all fees and expenses incurred in the organization or operation of the Partnership, or in any modification of this Agreement; and

                           (12) To negotiate, execute, acknowledge, deliver, file, publish or record any and all agreements or instruments to effectuate any of the foregoing.

         10.3     Limitations on Authority of the General Partner.

                  (A) Notwithstanding any contrary provisions of this Agreement, and in addition to any other provisions of this Agreement which may require approval by some or all of the Limited Partners, the General Partner shall have no authority without the consent of all of the Limited Partners to:

                           (1)      Do any act in contravention of this
         Agreement;

                           (2)      Confess a judgment against the Partnership;
         or

                           (3) Admit a Person as a Limited Partner or as a General Partner, except Substituted Limited Partners pursuant to
         Section 11.6.

                  (B) The Limited Partners acting unanimously may, without the concurrence of the General Partner, and with or without cause, vote to remove one or more of the General Partners. In such event, such General Partner shall no longer be a General Partner or have any power to exercise any rights or powers of a General Partner, the general partnership interest of such removed General Partner shall automatically be converted into a limited partnership interest, and such removed General Partner shall automatically become a Substituted Limited Partner. Further, and in addition to the rights of the Limited Partners to appoint a new General Partner pursuant to Section 12.2, upon the vote or concurrence of a Majority in Interest of the Limited Partners (other than the then removed General Partner), a new General Partner may be admitted to the Partnership and the Units of all the Limited Partners may be diluted pro rata to provide Units for such new General Partner which represent no less than a one percent (1%) Percentage Interest.

         10.4 Payments to the General Partner and Its Affiliates. In addition to the distributions to the General Partner provided for in Articles 7 and 12, the payments to Affiliates of the General Partner pursuant to Section 10.2(C)(2) and the repayment of principal and interest with respect to any loans made by the General Partner in accordance with Section 5.5, the General Partner is authorized to make the following payments to itself and its Affiliates:

                  (A) The Partnership will pay (or reimburse) the General Partner and its Affiliates for all out-of-pocket expenses incurred by the General Partner or its Affiliates in organizing the Partnership; and

                  (B) The Partnership will pay (or reimburse) the General Partner and its Affiliates for all out-of-pocket expenses incurred by the General Partner or its Affiliates in carrying out their duties hereunder, including (but not limited to) the cost of rents, utilities, supplies, wages, employee benefits and any other third-party costs.


                                   ARTICLE 11

                              TRANSFER RESTRICTIONS

         11.1     Assignment.

                  (A) No Partner shall sell, give, transfer, will, assign, pledge, encumber or otherwise dispose of, voluntarily or involuntarily, (hereinafter "assign") all or any portion of or interest in such Partner's Units ("Transferred Interests") except as provided in this Article. In addition, no assignee of Transferred Interests shall have the right to assign any Transferred Interests except as permitted in this Article. In addition to meeting the other requirements of this Article, any valid assignment must be in writing, the terms of which are not in contravention of any of the provisions of this Agreement, and the assignment must be received by the Partnership and recorded on the books of the Partnership.

                  (B) As used in this Agreement, the "effective date of an assignment" of Transferred Interests shall be the date as of which all of the requirements for an assignment expressed in this Article shall have been met.

                  (C) Until the effective date of an assignment, both the Partnership and the Partners shall be entitled to treat the assignor of such Transferred Interests as the absolute owner thereof in all respects. However, subject to Section 11.2, the General Partner may not refuse to record an assignment on the books of the Partnership unless it reasonably believes the assignment to be illegal, void or otherwise not in compliance with the terms of this Agreement.

                  (D) Upon the effective date of an assignment of Transferred Interests, the assignee of such Transferred Interests shall be entitled to receive distributions from the Partnership in accordance with
Article 7 and Article 12 and to be allocated income, gain, loss, deduction, credits or similar items in accordance with the other provisions of this Agreement as if such assignee held Units instead of Transferred Interests. However, no such assignee shall become a Partner (General or Limited) as a result of such assignment or be entitled to any rights of a Partner under this Agreement, including the right to vote on any Partnership matter or the right to examine or have access to any Partnership records (except as provided in Sections 1.07(d) and 1.07(e) of the Act), or to in any way interfere in the management or operation of the Partnership, unless and until such assignee is admitted as a Substituted Limited Partner pursuant to Section 11.6. Until admitted as a Partner, (i) the assignor shall continue to be a Partner (General or Limited Partner, as the case may be) and to have the power to exercise any rights or powers of a Partner with respect to the Transferred Interests, and
(ii) the Units shall be deemed to remain outstanding and in the hands of the assignor Partner.

         11.2 General Limitations on Assignment. In addition to the other requirements of this Agreement, no assignment of any Transferred Interests may be made (i) if such assignment, together with all other assignments of Transferred Interests within the preceding twelve months, would result in a termination of the Partnership for purposes of ss. 708 of the Code; (ii) if such assignment would violate the Securities Act of 1933, as amended, or applicable state securities or blue sky laws or any other applicable provisions of law in any respect; (iii) if such assignment would cause the Partnership to be treated as an association taxable as a corporation rather than as a partnership pursuant to the provisions of Subchapter K of the Code; (iv) if such assignment is made outright to a minor or an incompetent (but an assignment may be made to a trust for the benefit of a minor or an incompetent); (v) unless the assignor and assignee duly execute such instruments to reflect the assignment as the General Partner reasonably requests; or (vi) unless the assignor delivers to the General Partner an opinion (if the General Partner so requests), in form and substance and issued by counsel acceptable to the General Partner, covering such aspects of the proposed assignment (including without limitation those referred to in clauses (i), (ii) or (iii) of this
Section 11.2) as the General Partner may request. Any purported assignment that does not comply with the provisions of this Article shall be void and ineffectual and shall not bind the Partnership or the General Partner. Any assignor who wishes to assign any Transferred Interests shall promptly notify the General Partner of the same, furnish the General Partner with such information regarding the assignment as may reasonably be requested by the General Partner, and pay all expenses (including, without limitation, reasonable attorneys' fees) incurred by the Partnership or the General Partner in connection with such assignment.

         11.3     Right of First Refusal.

                  (A) Subject to the restrictions and conditions of the other provisions of this Article 11, no Limited Partner (or General Partner under the circumstances provided for in Section 11.5(c)) or assignee shall assign any Transferred Interests, and no Transferred Interests shall be transferred on the books of the Partnership, unless (i) the Transferred Interests are assigned to a Permitted Assignee as defined in Section 11.3(D) or
(ii) if the assignment is to a Person other than a Permitted Assignee, prior to such transfer the assignor, or, in the case of an involuntary transfer, the assignee (referred to in each case as the "Notifying Party") first gives written notice (the "Offer Notice") to the Partnership and to the other Partners, which Offer Notice shall set forth the Transferred Interests that are to be subject to such assignment, the identity of the assignee, the consideration, if any, to be received for the assignment, the other material terms of the assignment and a copy of any written materials, agreement or contract setting forth such terms. Each Limited Partner (other than any Partner making such assignment) (collectively, the "Option Partners") shall then have the option for one hundred eighty (180) days after the date of the Offer Notice to acquire its share (which shall equal such Option Partner's Percentage Interest divided by the sum of the Percentage Interests of all Option Partners) of the Transferred Interests at the price and on the terms and conditions set forth in paragraph (B) of this Section
11.3. If some, but not all, of the Option Partners exercise their option to purchase their share of the Transferred Interests, those Option Partners who so exercised shall have a subsequent option for ten (10) days after the earlier of
(i) the expiration of such one hundred eighty (180) day period and (ii) the exercise or waiver of the first option by the last Option Partner within which to purchase some or all of the Transferred Interests which the other Option Partners elected not to purchase. If exercise of this second option results in Option Partners electing to purchase more of the remaining Transferred Interests than are available, the portion of the remaining Transferred Interests that each such Option Partner exercising the second option may purchase shall be equal to that fraction which equals such Option Partner's Percentage Interest divided by the Percentage Interests of all Option Partners exercising the second option. Notwithstanding the foregoing, the Option Partners exercising options may determine, by unanimous written agreement among themselves, the proportions in which they may purchase the Transferred Interests. All exercises of options or waivers of exercise hereunder shall be made by giving written notice to the Notifying Party and to all of the Partners within the applicable time period. If any Option Partner fails to give written notice of the exercise or waiver of an option within the time periods herein set forth, then such Option Partner shall be deemed to have waived the exercise of the option on the last day of the relevant period. As to such portion or all of the Transferred Interests which the Option Partners elect to purchase, a closing of the purchase shall be held upon the later of (i) the date for purchase set forth in the Offer Notice or
(ii) twenty (20) days after the date of the last exercise or waiver of an option hereunder. (The closing date may be extended for any time period required by the appraisal procedure set forth in Exhibit B.) As to any portion of the Transferred Interests which the Option Partners elect not to purchase, such portion may be assigned to the Person and on the terms set forth in the Offer Notice at any time or times within the thirty (30) day period next following the waiver or exercise of the last applicable option under this paragraph, but if the assignment shall not be consummated to such Person on such terms within such thirty (30) day period, then the Option Partners' right of notice and right to purchase the Transferred Interests shall apply to any subsequent transfer of that portion of the Transferred Interests.

                  (B) If the transfer is for a valuable consideration in money or money's worth (including satisfaction of indebtedness), the purchase price for the Transferred Interests shall equal the lesser of (i) the purchase price set forth in the Offer Notice; (ii) the Capital Account of the Partner relating to the Transferred Interests; (iii) the amount of the indebtedness to be satisfied out of the Transferred Interest; or (iv) the fair market value of the Transferred Interests determined in the manner provided in Exhibit B. If the transfer is not for a valuable consideration in money or money's worth, the purchase price shall equal the lesser of (i) Capital Account of the Limited Partner relating to the Transferred Interest; or (ii) the fair market value of the Transferred Interests determined in the manner provided in Exhibit B. The determination of the amount of the purchase price shall be made by the Option Partners who elect to purchase. In the event the Option Partners elect to purchase at the price stated in the Offer Notice, that price may be paid in accordance with the terms, if any, set forth in the Offer Notice.

                  (C) The provisions of this Section 11.3 shall apply regardless of whether the Offer Notice contemplates only an assignment of the economic interest in the Partnership or an assignment whereby the assignee would become a Substituted Limited Partner. No assignee of a Limited Partner (or of a direct or indirect assignee of a Limited Partner), including an assignee under an assignment permitted under this Section 11.3, may become a Substituted Limited Partner except as provided in Section 11.6.

                  (D)      A Permitted Assignee shall be any of the following:

                           (1)      Marvin J. Gralnick, Helene B. Gralnick, and
any of their descendants;

                           (2)      Any corporation, partnership, limited
liability company or other legal entity 100% of the beneficial ownership of which is owned by Permitted Assignees;

                           (3)      Any trust set up for the primary benefit of
one or more Permitted Assignees;

                           (4)      Any organization described in each of the
following Code sections: 170(b)(1)(A), 170(c), 2055(a) and 2522(a);

                           (5)      A charitable remainder trust under Section
664 of the Code; or

                           (6)      Any other Person approved by the General
Partner and a Majority in Interest of the Limited Partners.

         11.4     Certain Assignment Events Involving Limited Partners and
Assignees.

                  (A) If an individual Limited Partner or assignee of Transferred Interests dies or a court of competent jurisdiction adjudges an individual Limited Partner or assignee of Transferred Interests to be incompetent to manage such Limited Partner's or assignee's person or property, such Limited Partner's or assignee's executor, administrator, guardian, conservator or other legal representative may exercise all such Limited Partner's or assignee's rights and powers to settle such Limited Partner's or assignee's estate or administer such Limited Partner's or assignee's property, and shall be treated as an assignee of such Limited Partner's or assignee's Transferred Interests. Such deemed assignment of such Transferred Interests shall not be subject to the provisions of Sections 11.3(A), 11.3(B) or 11.3(C), but shall otherwise be subject to the provisions of this Article 11. Any assignment, distribution or conveyance by the estate of a deceased or an incompetent Limited Partner shall be subject to the provisions of this Article 11.

                  (B) Upon the Bankruptcy of an individual Limited Partner or assignee of Transferred Interests, such individual shall be deemed to have assigned his Transferred Interests to the legally authorized personal representative of such individual. As such, the deemed assignment of such Transferred Interests shall be subject to the provisions of Article 11, including without limitation Section 11.3 hereof. The Offer Notice shall be deemed given on the date that the General Partner has actual knowledge of the Bankruptcy.

                  (C) Upon the Bankruptcy, dissolution or other cessation to exist as a legal entity of any Limited Partner or assignee of Transferred Interests which is not an individual, such entity shall be deemed to have assigned its Transferred Interests to the legally authorized personal representative or successors of such entity. As such, the deemed assignment of such Transferred Interests shall be subject to the provisions of Article 11, including without limitation Section 11.3 hereof. The Offer Notice shall be deemed given on the date that the General Partner has actual knowledge of the Bankruptcy or dissolution.

                  (D) Any judgment creditor of any Limited Partner or assignee of Transferred Interests shall have only the rights of a judgment creditor set forth in Section 7.03 of the Act. In the event that any creditor of a Limited Partner or assignee of Transferred Interests judicially or nonjudicially forecloses on, obtains a charging order or otherwise acquires title to any Transferred Interests owned by a Limited Partner or assignee of Transferred Interests, such foreclosure or acquisition shall be deemed an assignment of such Transferred Interests. As such, the deemed assignment of such Transferred Interests shall be subject to the provisions of Article 11, including without limitation Section 11.3 hereof. The Offer Notice shall be deemed given on the date that the General Partner has actual knowledge of the affected assignment.

                  (E) If the marital relationship of a Limited Partner or assignee of Transferred Interests is terminated by the death of such Limited Partner's or assignee's spouse or by divorce and (i) such Limited Partner or assignee of Transferred Interests does not succeed to his or her spouse's community interest, if any, in the Limited Partner's or assignee's interest in the Partnership, or (ii) if any interest in the Partnership owned by the Limited Partner or assignee of Transferred Interests devolves to his or her spouse as a result of divorce, then such Limited Partner or assignee of Transferred Interests shall promptly notify the Partners of that fact, stating the date of such death or divorce. Such an occurrence shall be treated as an assignment as of the date of such notice, and such deemed assignment shall be subject to the provisions of Article 11, including without limitation Section
11.3 hereof.

         11.5 Certain Assignment Events Involving General Partner(s). No General Partner may voluntarily transfer or assign any Units or interests in the Partnership as a General Partner. Certain other events involving a General Partner's Units are provided below.

                  (A) Any General Partner may voluntarily withdraw at any time from the Partnership by giving written notice to that effect to the other Partners. Upon such withdrawal, such General Partner shall no longer be a General Partner or have any power to exercise any rights or powers of a General Partner, such General Partner's partnership interest shall automatically be converted into a limited partnership interest and the withdrawing General Partner shall automatically become a Substituted Limited Partner under this Agreement.

                  (B) Upon (i) the Bankruptcy or death of an individual General Partner, (ii) the entry by a court of competent jurisdiction adjudicating an individual General Partner mentally incompetent to manage his or her person or property, or (iii) the Bankruptcy, dissolution or other cessation to exist as a legal entity of any General Partner which is not an individual, such General Partner or assignee shall be deemed to have assigned its Transferred Interests to its legally authorized personal representative or successors. As such, the deemed assignment of such General Partner's Transferred Interests shall be subject to the provisions of Article 11, including without limitation Section 11.3 hereof. In addition, such General Partner shall also be deemed to have withdrawn as a General Partner from the Partnership; such General Partner shall no longer be a General Partner or have any power to exercise any rights or powers of a General Partner; no Person shall be entitled to vote with respect to the Units of such General Partner; and such Units shall be disregarded for purposes of determining the vote required for any action to be taken by the General Partner or the Partners.

                  (C) Any judgment creditor of any General Partner shall have only the rights of a judgment creditor set forth in Section 7.03 of the Act. In the event that any creditor of a General Partner judicially or nonjudicially forecloses on, obtains a charging order or otherwise acquires title to any Transferred Interests owned by a General Partner, such foreclosure or acquisition shall be deemed an assignment of such Transferred Interests. As such, the deemed assignment of such Transferred Interests shall be subject to the provisions of Article 11, including without limitation Section 11.03 hereof.

                  (D) Upon the voluntary or involuntary assignment by a General Partner of any of the Units owned by such General Partner in violation of this Agreement, the General Partner's status as a General Partner may be terminated by a Majority in Interest of the Limited Partners (not including the affected General Partner to the extent of any Units owned as a Limited Partner). In such an event, the General Partner shall be deemed to have withdrawn as a General Partner from the Partnership; such General Partner shall no longer be a General Partner or have any power to exercise any rights or powers of a General Partner; no Person shall be entitled to vote with respect to the Units of such General Partner and such Units shall be disregarded for purposes of determining the vote required for any action to be taken by the General Partner or the Partners.

         11.6     Substituted Limited Partner.

                  (A) No assignee of Transferred Interests (including without limitation purchasers of Transferred Interests under Section 11.3) shall have the right to become a Substituted Limited Partner except upon the written consent of the General Partner, the granting or denying of which consent shall be in the sole determination of the General Partner and, if granted, may be granted subject to whatever conditions, if any, the General Partner may require. Notwithstanding any other provision of this Agreement, in no event may an assignor of Transferred Interests make or enter into an agreement, oral or written, with an assignee or potential assignee of Transferred Interests pursuant to which the assignor agrees to exercise its residual rights in the Partnership at the direction or instruction of any assignee of such Transferred Interests and any such purported agreement shall be null and void.

                  (B) Notwithstanding any granting of consent by the General Partner pursuant to paragraph (A) of this Section 11.6, the admission of an assignee as a Substituted Limited Partner shall be further conditioned as follows:

                           (1) The assignment instrument and such other instruments as the General Partner may deem necessary or desirable to effect the admission of the assignee as a Substituted Limited Partner being in form and substance satisfactory to the General Partner;

                           (2) The assignor and assignee executing such other instrument or instruments as the General Partner may deem necessary or desirable to effect such admission;

                           (3) The assignee and the assignee's spouse (if any) accepting and adopting in writing all the terms and provisions of this Agreement, as the same may have been amended;

                           (4) The assignee and/or the assignor paying or obligating themselves to pay all reasonable expenses connected with such admission (as determined by the General Partner, but which the General Partner shall have the right to waive), including, but not limited to, the cost of the preparation, filing and publishing of any appropriate documents; and

                           (5) Such other conditions as the General Partner may reasonably impose.


                                   ARTICLE 12

                           DISSOLUTION AND TERMINATION

         12.1 Dissolution. The first to occur of the following events ("Dissolving Events") shall cause the dissolution of the Partnership:

                  (A)      December 31, 2035;

                  (B) The decision by the General Partner and all of the Limited Partners to dissolve the Partnership;

                  (C) The removal of the last remaining General Partner pursuant to Section 10.3(B) or the withdrawal of the last remaining General Partner;

                  (D)      Entry of a decree of judicial dissolution under
Section 8.02 of the Act; and

                  (E) The occurrence of any other circumstance or event which, by law, would result in dissolution of the Partnership.

         12.2 Continuation of Business and Reconstitution of Partnership. If a Dissolving Event described in Section 12.1(C) or 12.1(E) occurs, the Partnership may be reconstituted and its business continued without being wound up if (i) there remains at least one General Partner, in which case such remaining General Partner shall be permitted to carry on the business of the Partnership; or (ii) within 90 days after the date of removal or withdrawal of the General Partner that constituted the Dissolving Event under Section 12(C), at least a Majority in Interest of the Limited Partners agree in writing to continue the business of the Partnership and, to the extent that they agree to the appointment, effective as of the date of removal or withdrawal, of one or more new general partners and agree to dilute their Units pro rata to provide Units for each such new General Partner which represent no less than a one percent (1%) Percentage Interest. If the Partnership is dissolved as a result of an event described in Section 12.1(C), and if there is no remaining General Partner, a Majority in Interest of the Limited Partners may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a General Partner necessary to preserve the Partnership assets, until (a) a new General Partner is appointed pursuant to this Section 12.2, if the Partnership is reconstituted, or (b) the Liquidator (as defined below) is appointed pursuant to Section 12.3, if the Partnership is not reconstituted. The interim manager shall not be liable as a general partner to the Limited Partners and shall, while acting in the capacity of interim manager on behalf of the Partnership, be entitled to the same indemnification rights as are set forth in Section 15.20.

         12.3     Winding-Up and Termination.

                  (A) On the dissolution of the Partnership, unless it is reconstituted in accordance with Section 12.2, the Partnership's affairs shall be wound up and the Partnership terminated as soon as reasonably practicable by the General Partner or, if there is no remaining General Partner, by such other Person or Persons designated by a Majority in Interest of the Limited Partners (such General Partner or other Person being referred to as the "Liquidator" for purposes of this Article) and the Liquidator shall have exclusive authority and responsibility for liquidating the Partnership in the manner set forth in this Article. The Liquidator (if not a General Partner) shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and a Majority in Interest of the Limited Partners. The Liquidator may resign at any time by giving fifteen (15) days prior written notice to the Partners and may be removed at any time, with or without cause, or a successor Liquidator appointed upon such removal or upon the death, dissolution or resignation of the Liquidator, by written notice signed by or on behalf of a Majority in Interest of the Limited Partners. The Liquidator shall have and may exercise all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable to perform its duties and functions under this Article, and shall have full right and discretion to determine the time, manner and terms of any sale or sales of Partnership property in connection with the liquidation of the Partnership, having due regard for the activity and condition of the relevant markets and general financial and economic conditions. The Liquidator (if not a General Partner) shall not be liable as a general partner to the Limited Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the same indemnification rights as are set forth in Section 15.20.

                  (B) Following the occurrence of a Dissolving Event, if the Partnership is not to be reconstituted, the Partnership's activities shall be strictly limited to winding up its affairs. In the course of the winding up and terminating the business and affairs of the Partnership, the assets (other than cash) of the Partnership that are not to be distributed under Section 12.3(D) shall be liquidated as promptly as is consistent with obtaining fair value therefor. Thereafter, such assets shall be applied and distributed in the following order:

                           (1) first, to Partnership creditors (other than Partners) to extinguish Partnership liabilities and obligations, including the costs and expenses of liquidation; and

                           (2) second, to repay the Partners (General or Limited) any sums lent to the Partnership by the Partners to the extent not previously paid.

Any net assets of the Partnership remaining after the foregoing distributions (the "Liquidation Proceeds") shall be distributed to the Partners as set forth in Section 12.3(C) below.

                  (C) The Liquidation Proceeds of the Partnership (less any reasonable portion thereof reserved by the Liquidator for a reasonable time to pay contingent or unforeseen Partnership liabilities) shall be distributed in one or more installments to the Partners in accordance with their positive Capital Account balances, after taking into account all Capital Account adjustments for the Partnership's taxable year during which the winding up of business occurs. All distributions to Partners who have positive Capital Account balances, whether in cash pursuant to this Section 12.3(C) or in kind pursuant to Section 12.3(D), shall be made in compliance with Regulations ss. 1.704-1(b)(2)(ii)(b)(2), and, if any General Partner's Capital Account has a deficit balance, after taking into account all Capital Account adjustments for the Partnership's taxable year during which the winding up of business occurs, such General Partner shall contribute to the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations ss. 1.704-1(b)(2)(ii)(b)(3) and in accordance with Section 5.1(D).

                  (D) If a distribution of Partnership property in kind is made, such property shall be either, in the discretion of the Liquidator: (i) transferred and conveyed to the Partners so as to vest in each of them, as tenants in common, a percentage interest in the whole of said property; or (ii) transferred and conveyed to the Partners on an asset-by-asset basis, so that each Partner receives his, her or its appropriate portion of the Net Asset Value of the Partnership (as determined in accordance with the final positive Capital Account balances of the Partners). If the Liquidator determines to transfer any property to the Partners on an asset-by-asset basis, and the Liquidator and the Partners cannot agree on the valuation of the assets of the Partnership within thirty (30) days after the date of such determination, then the value of the assets shall be determined by an appraisal in the following manner: one (1) appraiser shall be named by the Liquidator and one (1) appraiser shall be named by a Majority in Interest of the Partners. The initial selection of an appraiser shall be made by the Liquidator within ten (10) days after the expiration of such thirty (30) day period by sending notification of such selection to the Partners. Unless a Majority in Interest of the Partners selects the other appraiser and notifies the Liquidator of such selection within ten (10) days after such notice from the Liquidator, then the decision of the appraiser selected by the Liquidator shall be final and binding on all parties. If a second appraiser is selected, and if the two (2) appraisers cannot agree upon the value of such assets within ten (10) days after the selection of the second appraiser, the appraisers shall immediately appoint a third appraiser and the median value determined by all three (3) appraisers shall be final and binding on all parties. The cost of any appraisal undertaken pursuant to the terms of this Section shall be an expense of the Partnership. Except to the extent the Liquidator determines to make a distribution under this Section 12.3(D), no Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

                  (E) A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities as to creditors.

                  (F) Within ninety (90) days after the complete liquidation of the Partnership, the General Partner or his executors or representatives shall satisfy any requirement to contribute cash to the Partnership pursuant to Section 5.1(D). In addition, the Liquidator shall furnish to each of the Partners a statement for the period from the first day of the then current fiscal year through the date of such complete liquidation. Such statement shall include a Partnership statement of operations for such period and a Partnership balance sheet as of the date of such complete liquidation. Upon compliance with the foregoing distribution plan, the Partners shall cease to be such, and the Liquidator shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership. No Limited Partner shall be obligated to restore any deficit in such Limited Partner's Capital Account solely by reason of a negative balance in such Limited Partner's Capital Account.


                                   ARTICLE 13

                               POWER OF ATTORNEY

         13.1     Appointment of Power of Attorney.

                  (A) Each of the Limited Partners hereby irrevocably constitutes and appoints each General Partner, with full power to act alone and to designate substitutes, as its true and lawful attorney-in-fact on its behalf and in its name, place and stead to make, execute, consent to, swear to, acknowledge, record and file the following:

                           (1) A Certificate of Limited Partnership, Assumed Name Certificates, Applications for Certificate of Authority and any other certificates or other instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Texas and under the applicable laws of any other jurisdiction to the extent that the General Partner deems such filing to be necessary or desirable, including any and all amendments, cancellations or terminations thereof;

                           (2) All instruments that effect a change or modification of the Partnership in accordance with this Agreement, including any amendment to this Agreement made in accordance with the terms hereof; and

                           (3) All such other instruments as the General Partner may deem necessary or desirable to carry out fully the provisions of this Agreement in accordance with its terms.

                  (B) It is expressly understood and intended by each of the Limited Partners that the grant of the foregoing power of attorney is coupled with an interest, shall be irrevocable and shall be binding on any assignee of all or any part of its interest in the Partnership.

                  (C) To the extent allowed by law, the foregoing power of attorney shall survive the death, legal incapacity, Bankruptcy, insolvency, dissolution or other cessation to exist as an entity of a Limited Partner during the term hereof and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of its interest in the Partnership, and any assignee of such Limited Partner does hereby constitute and appoint the General Partner his, her or its attorney in the same manner and force and for the same purposes as does the assignor.

                  (D) The foregoing power of attorney may be exercised by the General Partner, on behalf of the Limited Partners by executing any instrument along with a single signature as attorney-in-fact for them.


                                   ARTICLE 14

                                    AMENDMENT

         14.1 Procedure for Amendment. This Agreement shall be amended upon the written consent or affirmative vote of the General Partner and a Majority in Interest of the Limited Partners, provided, however, that the unanimous consent of all Partners shall be necessary for any amendment which would (a) alter any Partner's Percentage Interest (except in accordance with the existing provisions of this Agreement), (b) alter the manner of distributing Net Cash Flow or Net Cash From Sales or Refinancings or allocating Loss or Profit, (c) impose a new, material obligation on a Partner or remove a material right of a Partner, (d) alter any provision of this Agreement which currently requires the consent or vote of all of the Partners or of more than a Majority in Interest of the Limited Partners or of any class of Limited Partners as a condition to certain actions or omissions, or (e) amend this Section 14.1. In addition, the General Partner may amend this Agreement without the affirmative vote or written consent of the Limited Partners (i) if the General Partner is advised by counsel to the Partnership that such amendment is required as a condition to maintain the tax status of the Partnership as a partnership or to cause Partnership tax allocations to have substantial economic effect, or (ii) to correct a false statement or error in this Agreement if the correction will not adversely affect the rights and interests of the Limited Partners or decrease the obligations and duties of the General Partner. The General Partner shall, within thirty (30) days after the making of any amendment to this Agreement, file or cause to be filed such amendment in all places where such filing is necessary or desirable to protect the interests of the Limited Partners or to comply with any applicable law.


                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

         15.1 Meetings. Meetings of the Partners may be called by any General Partner or by a Majority in Interest of the Limited Partners. The time and place of any such meeting shall be designated by the parties calling the meeting. All meetings will be held within the State of Texas unless otherwise agreed to by the General Partner and a Majority in Interest of the Limited Partners.

         15.2 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Texas, including without limitation the Act, without regard to principles of conflicts of law.

         15.3 Title. A Partner's interest in the Partnership shall be personal property for all purposes. All real and other property owned by the Partnership shall be deemed to be owned by the Partnership as an entity (but may be held in the name of a nominee for the Partnership), and no Partner individually shall have any ownership of such property.

         15.4 Consents and Approvals. Whenever under this Agreement the vote, consent or approval of any Partner is required or permitted, such consent or approval may be evidenced by a written consent signed by such Partner.

         15.5 Notices. All notices under this Agreement shall be in writing and shall be given to the parties at the address set forth beneath their signature to this Agreement (or on a counterpart signature page) and to the Partnership at its principal office or at such other address as any of the parties may hereafter specify by notice to the Partnership and the other Partners. Unless delivered personally (including, but not limited to, delivery by courier or facsimile transmission), such notices shall be given by registered or certified mail, postage prepaid, return receipt requested. All notices shall be effective when so delivered or five days after being so mailed.

         15.6 Controlling Provision. Any other provision of this Agreement to the contrary notwithstanding, no Partner shall have any power whatsoever (whether directly or indirectly) in (i) the determination of whether to retain or distribute Partnership earnings and profits, (ii) the management of the Partnership, or (iii) any other matter, that in any event would cause a partnership interest which was the subject of a gift by such Partner (or by a shareholder of such Partner, in the case of a Partner who is a corporation) to be includible in such Partner's (or shareholder's, if applicable) gross estate for federal estate tax purposes.

         15.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         15.8 Reliance on Opinion of Counsel. The doing of any act or the failure to do any act by the General Partner, the effect of which may cause or result in loss or damage to the Partnership, if done or omitted pursuant to an opinion of legal counsel employed by the General Partner on behalf of the Partnership, shall not subject the General Partner to any liability.

         15.9 Scope of Partners' Authority. Except as otherwise provided in this Agreement, none of the Partners shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, any other Partner or the Partnership. No Person dealing with the General Partner shall be required to determine his authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of such authority.

         15.10 Execution of Partnership Documents. Any contract, agreement, instrument or other document to which the Partnership is a party shall be signed by the General Partner or by his attorneys in fact on behalf of the Partnership and no other signatures shall be required unless otherwise required by applicable law.

         15.11 Waiver of Partition. Each of the Partners irrevocably waives during the term of the Partnership any right to bring or maintain any action for partition with respect to the property of the Partnership.

         15.12    Time. Time is of the essence in this Agreement.

         15.13 Binding Effect. Subject to the limits on assignment contained herein, each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, assigns, successors and legal representatives.

         15.14 Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire agreement between the parties relative to the formation and operation of the Partnership. This agreement supersedes any prior understandings or oral or written agreements between the parties respecting the subject matter of this Agreement.

         15.15 Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

         15.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         15.17 Captions. Article or Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         15.18 Identification. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         15.19 Certain Representations. Each Partner hereby represents and warrants to the other Partners that at the time of such Partner's acquisition of an interest in the Partnership (i) such Partner is aware that interests in the Partnership are not being registered under the Securities Act of 1933, as amended, or under the Texas Securities Act or any other state securities law, in reliance upon certain exemptions from registration, (ii) certain provisions of this Agreement and state and federal securities laws limit and condition the right and ability of the Partner to transfer its interest in the Partnership, and therefore, the Partner's interest in the Partnership is illiquid; and (iii) such Partner is not acquiring an interest in the Partnership with the intent of making any distribution which would violate any applicable securities law.

         15.20    Limited Liability and Indemnification of the General Partner.

                  (A) No General Partner shall be liable to the Partnership or any of the Limited Partners for any act or omission performed or omitted by him in good faith pursuant to the authority granted to him by this Agreement, or in accordance with its provisions, and in a manner reasonably believed by the General Partner to be within the scope of the authority granted the General Partner and in the best interest of the Partnership, provided that such act or omission did not constitute fraud, bad faith, or gross negligence. The Partnership shall indemnify and hold harmless the General Partner for any liability, loss, damage, cost or expense (including without limitation attorneys' fees) incurred by him on behalf of the Partnership or in furtherance of the Partnership's interest, except for liability arising out of fraud, bad faith or gross negligence. In addition, to the full extent permitted by applicable law (including without limitation Article 11 of the Act), the Partnership shall indemnify and hold harmless each General Partner from, and reimburse the General Partner for, all judgments, penalties, including excise and similar taxes, fines, settlements and reasonable expenses (including court costs and attorneys' fees) if the General Partner was, is or is threatened to be named a defendant or respondent in a proceeding because such Person is or was a general partner of the partnership. The foregoing shall, without limitation, be deemed to make mandatory the indemnification permitted under Section 11.02 of the Act and to authorize advance payment of expenses to the full extent permitted by applicable law. These indemnification rights are in addition to any other rights the General Partner may have, including, but not limited to, rights against third parties, and rights under any applicable statute, agreement, insurance policy, vote of the Partners, or otherwise.

                  (B) In the event a General Partner pays any debt of the Partnership (other than a debt incurred under circumstances such that the General Partner is not entitled to indemnification under Section 15.20(A) of this Agreement), such General Partner shall be reimbursed therefor from Partnership assets.

         15.21 Further Assurances. Each party agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary from time to time in order to carry out or to effectuate the intent of this Agreement.

         15.22 Spousal Consent. The spouses of the Partners, if any, are fully aware of, understand, and fully consent and agree to, the provisions of this Agreement and its binding effect upon any community property interests they may now or hereafter own, and agree that the termination of their marital relationship with any Partner for any reason shall not have the effect of removing any interests in the Partnership otherwise subject to this Agreement from the coverage hereof, and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Further, such spouses agree that in the case of any interest in the Partnership that is the community property of such spouse and a Partner, all rights of management, control and disposition (within the meaning of the Texas Family Code) of such community property shall be exercisable solely by such Partner, unless such Partner is under a disability. Nothing contained in this Agreement, or in any other document executed in connection herewith, however, shall constitute a representation or admission by any party that any interest in the Partnership constitutes community property or subject such spouse's separate property to any liability of the Partnership.

         IN WITNESS WHEREOF, the parties have signed and acknowledged this instrument as of the day and year first above written.


                                      GENERAL PARTNER:

                                      KLEE & COMPANY, L.L.C.

                                      Address:
                                               301 Congress Avenue, Suite 1900
                                               Austin, Texas 78701


                                      By:
                                         --------------------------------------
                                               Marvin J. Gralnick, Manager



                                      By:
                                         --------------------------------------
                                               Helene B. Gralnick, Manager

         IN WITNESS WHEREOF, the parties have signed and acknowledged this instrument as of the day and year first above written.


                                   LIMITED PARTNERS:


                                   --------------------------------------------
                                   SOUTHPAC TRUST INTERNATIONAL INC.,
                                   TRUSTEE OF THE JOSEPH TRUST UNDER
                                   AGREEMENT DATED JANUARY 26, 1995, BY ITS
                                   AUTHORIZED SIGNATORY

                                   Address: Centrepoint
                                            P.O. Box 11
                                            Rarotonga, Cook Islands



                                   --------------------------------------------
                                   SOUTHPAC TRUST INTERNATIONAL INC.,
                                   TRUSTEE OF THE SAMUEL TRUST UNDER
                                   AGREEMENT DATED JANUARY 26, 1995, BY ITS
                                   AUTHORIZED SIGNATORY

                                   Address: Centrepoint
                                            P. O. Box 11
                                            Rarotonga, Cook Islands

                                    EXHIBIT A
                                       to
                          LIMITED PARTNERSHIP AGREEMENT
                                 OF RODIN, LTD.


                        Property Contributed by Partners


                               Type of
Name of Partner                Partner     Property Contributed     Net Asset Value       Units
---------------                --------    --------------------     ---------------       -----

Klee & Company, L.L.C.         General       See Exhibit A-1          $   83,043.24        83.043

Southpac Trust International   Limited       See Exhibit A-2           4,110,465.06     4,110.465
Inc., Trustee of The Joseph
Trust

Southpac Trust International   Limited       See Exhibit A-2           4,110,465.06     4,110.465
Inc., Trustee of The Samuel
Trust
                                                                      =============     =========
         TOTAL                                                        $8,303,973.36     8,303.973

                                   EXHIBIT A-1


                     Property Contributed by General Partner


Name of Partner           Property Contributed                 Net Asset Value
---------------           --------------------                 ---------------

Klee & Company, L.L.C.    17,052 shares of common                $83,043.24
                          stock of Chico's FAS, Inc.
                          (valued at $4.87 per share)

                                   EXHIBIT A-2


                    Property Contributed by Limited Partners


Name of Partner                 Property Contributed            Net Asset Value
---------------                 --------------------            ---------------

Southpac Trust International    844,038 shares of common         $4,110,465.06
Inc., Trustee of The Joseph     stock of Chico's FAS, Inc.
Trust                           (valued at $4.87 per share)

Southpac Trust International    844,038 shares of common          4,110,465.06
Inc., Trustee of The Samuel     stock of Chico's FAS, Inc.
Trust                           (valued at $4.87 per share)

                                    EXHIBIT B

                       DETERMINATION OF FAIR MARKET VALUE
                             OF PARTNERSHIP INTEREST

         In the event a determination of the fair market value of Transferred Interests is required pursuant to any provision of the Agreement, the following provisions shall be applicable:

         A. The fair market value of any Transferred Interest shall be the price at which the interest would change hands between a willing seller and a willing buyer, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of relevant facts, including, but not limited to, all facts relevant for determining under sections 2031 and 2512 of the Code the fair market value of closely held partnership interests which may not be withdrawn before the end of the term of the Partnership.

         B. The Notifying Party (herein referred to as the "Seller") and the purchasing Option Partners (herein referred to as the "Purchaser") shall first attempt to determine the fair market value of the affected Transferred Interest (the "Affected Interest") by agreement. If Seller and Purchaser are unable to agree on the fair market value of the Affected Interest within fifteen
(15) days after the Purchaser has received an Offer Notice, each of Seller and Purchaser shall, within the period of an additional fifteen (15) days, name a qualified appraiser and supply the name of such appraiser to the other party. If either Seller or Purchaser fails to appoint an appraiser, the determination of fair market value of the Affected Interest shall be made by the sole appraiser appointed. If two appraisers are selected, then, within the period of thirty
(30) days after the appointment of the second appraiser, the two appraisers shall separately determine the fair market value of the Affected Interest and shall provide copies of their written reports to each of Seller and Purchaser. If the difference between the two appraisal reports is ten percent (10%) or less (the higher report being less than the lower report multiplied by 1.1) the average of the appraisals shall conclusively determine the fair market value of the Affected Interest. If the difference between the two appraisal reports is greater than ten percent (10%), the two appraisers shall appoint a third qualified appraiser, who shall select between the two appraisal reports as to the fair market value of the Affected Interest. The opinion of the third appraiser shall be conclusive of the fair market value of the Affected Interest. If the two appraisers cannot agree upon a third appraiser, that appointment shall be made by the Chief Judge of the United States District Court for the Western District of Texas, Austin Division, upon the petition of either Seller or Purchaser.

         C. For purposes hereof, an appraiser shall be "qualified" if he would be considered an expert for purposes of giving testimony as to the fair market value per Unit of the Partnership in a judicial or similar proceeding. The costs and expenses of the appraiser selected by Seller or Purchaser shall be borne by the party selecting the appraiser. The costs and expenses of a third appraiser shall be borne equally by Seller and Purchaser.

         D. During the period of time that a determination of the fair market value of the Affected Interest is being made pursuant to the procedures set forth in this Exhibit B, all time periods for notice or exercise of any rights related to the purchase shall be suspended. Upon the final determination of fair market value, all time limits shall automatically commence.

                                    EXHIBIT C
                               SPECIAL ALLOCATIONS

         For federal income tax purposes, the following provisions shall supersede any allocations of Profits or Losses provided for in Article 6 of the Agreement.

         Defined Terms:

         C-(1)    "Adjusted Capital Account Deficit" means, with respect to any
Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                           (a)      Credit to such Capital Account any amounts
which such Partner is obligated to restore pursuant to any provision of the Agreement, this Exhibit C, the Act or applicable law, or is deemed to be obligated to restore in connection with a Partner's share of partnership minimum gain pursuant to Regulations ss. 1.704-2(g)(ii) or in connection with a Partner's share of minimum gain attributable to any Partner's nonrecourse debt pursuant to Regulations ss. 1.704-2(i)(5); and

                           (b)      Debit to such Capital Account the items
described in Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with Regulations ss. 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently with that provision.

         C-(2)    "Pre-Contribution Gain" means that portion of the total
taxable gain incurred by the Partnership with respect to an asset contributed by a Partner to the capital of the Partnership to the extent that such gain does not exceed the difference between (a) the initial Asset Value of the asset minus the amount of Depreciation claimed by the Partnership in respect of such asset and (b) the contributing Partner's adjusted basis in such asset for federal income tax purposes at the time the asset is contributed to the Partnership minus the actual depreciation, amortization or cost recovery deductions ("Tax Depreciation") claimed in respect of the asset for federal income tax purposes. If pursuant to Regulations promulgated under ss. 704(c) of the Code disproportionate allocations of Tax Depreciation deductions in respect of property contributed to the Partnership are not required to be made, or if no Tax Depreciation deductions are allowable with respect thereto, the amount of Pre-Contribution Gain shall instead be determined without reference to Depreciation deductions or Tax Depreciation deductions claimed in respect of the asset. In the event that the actual gain recognized upon the sale or other disposition of any such asset for federal income tax purposes is less than the amount determined above, Pre-Contribution Gain with respect to the asset shall be such lesser amount.

         C-(3)    "Pre-Contribution Loss" shall mean that portion of the total taxable loss incurred by the Partnership with respect to an asset contributed by a Partner to the capital of the Partnership to the extent that such loss does not exceed the difference between (c) the contributing Partner's adjusted basis in such asset for federal income tax purposes at the time the asset is contributed to the Partnership minus Tax Depreciation (as defined above) deductions claimed in respect of the asset for federal income tax purposes and
(d) the initial Asset Value of the asset minus the amount of Depreciation deductions claimed by the Partnership in respect of such asset. If pursuant to Regulations promulgated under ss. 704(c) of the Code disproportionate allocations of Tax Depreciation deductions in respect of property contributed to the Partnership are not required to be made, or if no Tax Depreciation deductions are allowable with respect thereto, the amount of Pre-Contribution Loss shall instead be determined without reference to Depreciation deductions or Tax Depreciation deductions claimed in respect of such asset. In the event that the actual loss recognized upon the sale or other disposition of any such asset for federal income tax purposes is less than the amount determined above, Pre-Contribution Loss with respect to the asset shall be such lesser amount.

         C-(4)    Special Allocations. The following allocations, which
supersede those of Sections 6.1 and 6.2 of the Agreement, shall be made in the following order:

                           (a)      Minimum Gain Chargeback. Notwithstanding any
other provision of Article 6 of the Agreement or of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations ss. 1.704-2(g)(2) or (ii) if such Partner would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence each year shall be made in proportion to the respective amounts required to be allocated among the Partners pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations ss. 1.704-2(f)(6) and this provision shall be interpreted consistently therewith. To the extent permitted by the Regulations and for purposes of this provision only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year. For the purposes of this Exhibit C:

                                    (1)      "Nonrecourse Liability" has the
         meaning set forth in Regulations ss. 1.704-2(b)(3).

                                    (2)      "Partnership Minimum Gain" has the
         meaning set forth in Regulations ss. 1.704-2(d).

                           (b)      Partner Funded Deductions. Any Partner
Funded Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Funded Debt to which such Partner Funded Deductions are attributable in accordance with Regulations ss. 1.704-2(i)(l). For the purposes of this Exhibit
C:

                                    (1)      "Partner Funded Debt" has the
meaning ascribed to "partner nonrecourse debt" as set forth in Regulations ss. 1.704-2(b)(4);

                                    (2)      "Partner Funded Deductions" has the
meaning ascribed to "partner nonrecourse deductions" as set forth in Regulations ss. 1.704-2(i)(2); and

                                    (3)      "Partner Minimum Gain" has the
meaning ascribed to "partner nonrecourse debt minimum gain" as set forth in Regulations ss. 1.704-2(i)(2).

                           (c)      Partner Minimum Gain Chargeback.
Notwithstanding any other provision of Article 6 except Section C-4(a) above, if there is a net decrease in Partner Minimum Gain attributable to a Partner Funded Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Funded Debt, determined in accordance with Regulations ss. 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partner Minimum Gain, determined in accordance with Regulations ss. 1.704-2(i)(4), or (ii) if such Partner would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made each year in proportion to the respective amounts required to be allocated among the Partners. The items to be so allocated shall be determined in accordance with Regulations ss. 1.704-2(j). This provision is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Regulations ss. 1.704-2(i)(4) and shall be interpreted consistently therewith. Solely for purposes of this Section, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Agreement with respect to such fiscal year, other than allocations pursuant to C-(4)(a)of this Exhibit C.

                           (d)      Qualified Income Offset. In the event any
Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this provision shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this provision were not in this Agreement. This provision is intended to comply with the qualified income offset requirement in Regulations ss. 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith.

                           (e)      Curative Allocations. The allocations set
forth in Section 6.1(B) of the Agreement and in Section C-(4)(a), C-(4)(b), C-(4)(c) and C-(4)(d) of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations ss. 1.704-1(b). Notwithstanding any other provision of Article 6 of the Agreement or this Exhibit C (other than the Regulatory Allocations), all remaining Profits and Losses shall be allocated among the Partners so that, when combined with the Regulatory Allocations, the net allocations of Profits and Losses shall, to the greatest extent possible, be equal to the net allocations that would have been made pursuant to Article 6 of the Agreement and this Exhibit C had no such Regulatory Allocations been required.

                           (f)      Disallowed Deductions. In the event that any
amounts paid or payable to any Partner or any Affiliate which the Partnership deducted or intended to deduct are disallowed as deductions for federal income tax purposes (or it is determined that such amounts are no longer allowable as deductions), then (i) the amounts thus disallowed or no longer allowable will be allocated to the Partner who received them (or whose Affiliate received them) as income, and (ii) notwithstanding any provision herein to the contrary, the balance of the redetermined Profit or Loss of the Partnership for the taxable year in question shall, to the extent permitted by law, be allocated among the Partners to obtain the same allocation of Partnership Profit or Loss (after giving effect to the income allocated pursuant to clause (i) hereof) as would have been obtained for such taxable year if the amounts thus disallowed or no longer allowable had been proper deductions by the Partnership. In particular, but not by way of limitation, this subsection shall apply to any fees and interest (including contingent interest) payable by the Partnership, all of which the Partners intend to be expenses of the Partnership rather than distributions to Partners.

                           (g)      Code Section 704(c) Allocations.

                                    (1)      In accordance with ss. 704(c) of
the Code and the Regulations thereunder, but solely for income tax purposes, all Pre-Contribution Gain and all Pre-Contribution Loss with respect to an asset contributed to the capital of the Partnership shall be specially allocated to the Partner that contributed the asset.

                                    (2)      If the Partnership is eligible to
claim Tax Depreciation deductions in respect of any asset contributed to the capital of the Partnership, such deductions shall be specially (i.e., disproportionately) allocated among the Partners other than the Partner that contributed the asset to the greatest extent possible so that each such noncontributing Partner receives Tax Depreciation deductions equal to the amount of Depreciation deductions (computed pursuant to Section 2.1(A)(5) of this Agreement) allocated to each such Partner's Capital Account. If the amount of Tax Depreciation deductions are not sufficient to meet this requirement, such Tax Depreciation deductions shall be allocated, pro rata, among such noncontributing Partners in proportion to their respective Capital Accounts. The balance, if any, of Tax Depreciation deductions shall be allocated to the Partner that contributed the asset. As is the case with Pre-Contribution Gain and Pre-Contribution Loss, allocations of Tax Depreciation deductions pursuant to this provision shall be solely for income tax purposes and shall not affect the Capital Account of any Partner.

                               AMENDMENT NO. 1 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 1 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed as of the 22nd day of December, 1995, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995 and Southpac Trust International Inc, as Trustee of The Joseph Trust under Agreement dated January 26, 1995 (collectively the "Limited Partners"); and, Helene B. Gralnick (the "Assignee") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of December 22, 1995, by Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995 ("The Samuel Trust"), of a total of 22.216 Units (as defined in the Agreement) held by the Limited Partner, Southpac Trust International Inc., as Trustee of The Samuel Trust, to the Assignee. In order to incorporate the above-described change in the interests of the Partners (as defined in the Agreement) into the Agreement, the Agreement is hereby amended to add the Assignee as a limited partner of the Partnership with respect to the Units so transferred and to reflect that following such transfer the following persons shall hold the Units indicated beside such person's name below:

         Name of Partner                                       Units
         ---------------                                       -----
1.       Klee & Company, L.L.C.                                 83.043

2.       Southpac Trust International Inc., as               4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as               4,110.465
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                     22.216
                                                             =========
         TOTAL                                               8,303.973


         All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partner and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignee becoming a Substituted Limited Partner with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.
                                                 GENERAL PARTNER:

                                                 KLEE & COMPANY, L.L.C.


                                                 By:
                                                    ---------------------------
                                                    Helene B. Gralnick, Manager

                                    LIMITED PARTNERS:


                                    ------------------------------------------
                                    Southpac Trust International Inc., Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory



                                    ------------------------------------------
                                    Southpac Trust International Inc., Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory


                                    ------------------------------------------
                                    Helene B. Gralnick

                               AMENDMENT NO. 2 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 2 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed as of the 22nd day of December, 1995, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, and Helene
B. Gralnick (collectively the "Limited Partners"); and Marvin J. Gralnick (the "Assignee") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of December 22, 1995, by Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, of a total of 22.216 Units (as defined in the Agreement) held by the Limited Partner, Southpac Trust International Inc., as Trustee of The Joseph Trust, to the Assignee. In order to incorporate the above-described change in the interests of the Partners (as defined in the Agreement) into the Agreement, the Agreement is hereby amended to add the Assignee as a limited partner of the Partnership with respect to the Units so transferred and to reflect that following such transfer the following persons shall hold the units of each class indicated beside such person's name below:

         Name of Partner                                               Units
         ---------------                                               -----
1.       Klee & Company, L.L.C.                                        83.043

2.       Southpac Trust International Inc., as                      4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as                      4,088.249
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                            22.216

5.       Marvin J. Gralnick                                            22.216
                                                                    =========
         TOTAL                                                      8,303.973


         All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partner and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignee becoming a Substituted Limited Partner with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.

                                    GENERAL PARTNER:

                                    KLEE & COMPANY, L.L.C.


                                    By:
                                       --------------------------------
                                       Helene B. Gralnick, Manager


                                    LIMITED PARTNERS:


                                    ------------------------------------------
                                    Southpac Trust International Inc., Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory


                                    ------------------------------------------
                                    Southpac Trust International Inc., Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory


                                    ------------------------------------------
                                    Helene B. Gralnick


                                    ------------------------------------------
                                    Marvin J. Gralnick

                               AMENDMENT NO. 3 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 3 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed as of the 22nd day of December, 1995, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, Helene B. Gralnick, and Marvin J. Gralnick (collectively the "Limited Partners"); and Duncan E. Osborne, as Trustee of The Monty Vincent Gralnick Trust, Duncan E. Osborne, as Trustee of The Milo Sigmond Gralnick Trust, Duncan E. Osborne, as Trustee of The Etzani Sarah Gralnick Trust, and Duncan E. Osborne, as Trustee of The Rio Damian Gralnick Trust (collectively, the "Assignees") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of December 22, 1995, by Helene B. Gralnick of a total of 11.108 Units (as defined in the Agreement) held by the Limited Partner, Helene B. Gralnick, to the
Assignees: 2.777 Units to Duncan E. Osborne, as Trustee of The Monty Vincent Gralnick Trust, 2.777 Units to Duncan E. Osborne, as Trustee of The Milo Sigmond Gralnick Trust, 2.777 Units to Duncan E. Osborne, as Trustee of The Etzani Sarah Gralnick Trust, and 2.777 Units to Duncan E. Osborne, as Trustee of The Rio Damian Gralnick Trust. In order to incorporate the above-described changes in the interests of the Partners (as defined in the Agreement) into the Agreement, the Agreement is hereby amended to add the Assignees as limited partners of the Partnership with respect to the Units so transferred and to reflect that following such transfers each of the following persons shall hold the units of each class indicated beside such person's name below:


         Name of Partner                                                Units
         ---------------                                                -----
1.       Klee & Company, L.L.C.                                           83.043

2.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                               11.108

5.       Marvin J. Gralnick                                               22.216

6.       Duncan E. Osborne, as Trustee of The                              2.777
         Monty Vincent Gralnick Trust

7.       Duncan E. Osborne, as Trustee of The                              2.777
         Milo Sigmond Gralnick Trust

8.       Duncan E. Osborne, as Trustee of The                              2.777
         Etzani Sarah Gralnick Trust

9.       Duncan E. Osborne, as Trustee of The                              2.777
         Rio Damian Gralnick Trust
                                                                       =========

         TOTAL                                                         8,303.973


All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partners and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignees becoming Substituted Limited Partners with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.

                                    GENERAL PARTNER:

                                    KLEE & COMPANY, L.L.C.


                                    By:
                                       -----------------------------------------
                                              Helene B. Gralnick, Manager

                                    LIMITED PARTNERS:


                                    --------------------------------------------
                                    Southpac International Trust Inc., as
                                    Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory


                                    --------------------------------------------
                                    Southpac International Trust Inc., as
                                    Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory

                                ---------------------------------------------
                                Helene B. Gralnick


                                ---------------------------------------------
                                Marvin J. Gralnick


                                ---------------------------------------------
                                Duncan E. Osborne, as Trustee of The
                                Monty Vincent Gralnick Trust


                                ---------------------------------------------
                                Duncan E. Osborne, as Trustee of The Milo
                                Sigmond Gralnick Trust


                                ---------------------------------------------
                                Duncan E. Osborne, as Trustee of The
                                Etzani Sarah Gralnick Trust


                                ---------------------------------------------
                                Duncan E. Osborne, as Trustee of The Rio
                                Damian  Gralnick Trust

                               AMENDMENT NO. 4 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 4 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed as of the 22nd day of December, 1995, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, Marvin J. Gralnick, Duncan E. Osborne, as Trustee of The Monty Vincent Gralnick Trust, Duncan E. Osborne, as Trustee of The Milo Sigmond Gralnick Trust, Duncan E. Osborne, as Trustee of The Etzani Sarah Gralnick Trust, and Duncan E. Osborne, as Trustee of The Rio Damian Gralnick Trust (collectively the "Limited Partners"); and Duncan E. Osborne, as Trustee of The Monty Vincent Gralnick Trust, Duncan E. Osborne, as Trustee of The Milo Sigmond Gralnick Trust, Duncan
E. Osborne, as Trustee of The Etzani Sarah Gralnick Trust, and Duncan E. Osborne, as Trustee of The Rio Damian Gralnick Trust, (collectively, the "Assignees") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of December 22, 1995, by Marvin J. Gralnick of a total of 11.108 Units (as defined in the Agreement) held by the Limited Partner, Marvin J. Gralnick, to the
Assignees: 2.777 Units to Duncan E. Osborne, as Trustee of The Monty Vincent Gralnick Trust, 2.777 Units to Duncan E. Osborne, as Trustee of The Milo Sigmond Gralnick Trust, 2.777 Units to Duncan E. Osborne, as Trustee of The Etzani Sarah Gralnick Trust, and 2.777 Units to Duncan E. Osborne, as Trustee of The

Rio Damian Gralnick Trust. In order to incorporate the above-described changes in the interests of the Partners (as defined in the Agreement) into the Agreement, the Agreement is hereby amended to add the Assignees as limited partners of the Partnership with respect to the Units so transferred and to reflect that following such transfers each of the following persons shall hold the Units indicated beside such person's name below:

         Name of Partner                                           Class A Units
         ---------------                                           -------------
1.       Klee & Company, L.L.C.                                           83.043

2.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                               11.108

5.       Marvin J. Gralnick                                               11.108

6.       Duncan E. Osborne, as Trustee of The                              5.554
         Monty Vincent Gralnick Trust

7.       Duncan E. Osborne, as Trustee of The                              5.554
         Milo Sigmond Gralnick Trust

8.       Duncan E. Osborne, as Trustee of The                              5.554
         Etzani Sarah Gralnick Trust

9.       Duncan E. Osborne, as Trustee of The                              5.554
         Rio Damian Gralnick Trust
                                                                       =========
         TOTAL                                                         8,303.973

All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partners and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignees becoming Substituted Limited Partners with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.


                                    GENERAL PARTNER:

                                    KLEE & COMPANY, L.L.C.


                                    By:
                                       -----------------------------------------
                                            Helene B. Gralnick, Manager


                                    LIMITED PARTNERS:


                                    --------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory


                                    --------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory

                                      -----------------------------------------
                                      Helene B. Gralnick


                                      -----------------------------------------
                                      Marvin J. Gralnick


                                      -----------------------------------------
                                      Duncan E. Osborne, as Trustee of The
                                      Monty Vincent Gralnick Trust


                                      -----------------------------------------
                                      Duncan E. Osborne, as Trustee of The Milo
                                      Sigmond Gralnick Trust


                                      -----------------------------------------
                                      Duncan E. Osborne, as Trustee of The
                                      Etzani Sarah Gralnick Trust


                                      -----------------------------------------
                                      Duncan E. Osborne, as Trustee of The Rio
                                      Damian  Gralnick Trust

                               AMENDMENT NO. 5 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 5 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed as of the 2nd day of December, 1996, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, Marvin J. Gralnick, Leslie C. Giordani, as Trustee of The Monty Vincent Gralnick Trust, Leslie C. Giordani, as Trustee of The Milo Sigmond Gralnick Trust, Leslie C. Giordani, as Trustee of The Etzani Sarah Gralnick Trust, and Leslie C. Giordani, as Trustee of The Rio Damian Gralnick Trust (collectively the "Limited Partners") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the change in trusteeship as of July 1, 1996, of The Monty Vincent Gralnick Trust, The Milo Sigmond Gralnick Trust, The Etzani Sarah Gralnick Trust, and The Rio Damian Gralnick Trust (the "Trusts") from Duncan E. Osborne to Leslie C. Giordani. In order to incorporate the above-described changes into the Agreement, the Agreement is hereby amended to reflect that Leslie C. Giordani is now serving as Trustee of the Trusts and to reflect that as of July 1, 1996, each of the following persons shall hold the Units indicated beside such person's name below:

         Name of Partner                                             Class A Units
         ---------------                                             -------------
1.       Klee & Company, L.L.C.                                           83.043

2.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                               11.108

5.       Marvin J. Gralnick                                               11.108

6.       Leslie C. Giordani, as Trustee of The                             5.554
         Monty Vincent Gralnick Trust

7.       Leslie C. Giordani, as Trustee of The                             5.554
         Milo Sigmond Gralnick Trust

8.       Leslie C. Giordani, as Trustee of The                             5.554
         Etzani Sarah Gralnick Trust

9.       Leslie C. Giordani, as Trustee of The                             5.554
         Rio Damian Gralnick Trust
                                                                       =========
         TOTAL                                                         8,303.973


All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partners and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.

                                    GENERAL PARTNER:

                                    KLEE & COMPANY, L.L.C.


                                    By:
                                       -----------------------------------------
                                             Helene B. Gralnick, Manager


                                    LIMITED PARTNERS:


                                    --------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory


                                    --------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory

                                  ----------------------------------------------
                                  Helene B. Gralnick


                                  ----------------------------------------------
                                  Marvin J. Gralnick


                                  ----------------------------------------------
                                  Leslie C. Giordani, as Trustee of The Monty
                                  Vincent Gralnick Trust


                                  ----------------------------------------------
                                  Leslie C. Giordani, as Trustee of The Milo
                                  Sigmond Gralnick Trust


                                  ----------------------------------------------
                                  Leslie C. Giordani, as Trustee of The Etzani
                                  Sarah Gralnick Trust


                                  ----------------------------------------------
                                  Leslie C. Giordani, as Trustee of The Rio
                                  Damian  Gralnick Trust

                               AMENDMENT NO. 6 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 6 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed effective as of the 2nd day of December, 1996, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"); Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, Southpac Trust International Inc., as Trustee of The Joseph Trust under agreement dated January 26, 1995, Helene B. Gralnick, Marvin J. Gralnick, Leslie C. Giordani, as Trustee of The Monty Vincent Gralnick Trust, Leslie C. Giordani, as Trustee of The Milo Sigmond Gralnick Trust, Leslie C. Giordani, as Trustee of The Etzani Sarah Gralnick Trust, and Leslie C. Giordani, as Trustee of The Rio Damian Gralnick Trust (collectively the "Limited Partners"); and Leslie C. Giordani, as Trustee of The Etzani Sarah Gralnick Trust (the "Assignee") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of December 2, 1996, by Helene B. Gralnick of a total of 6.087 Units (as defined in the Agreement) held by the Limited Partner, Helene B. Gralnick, to the Assignee, and the transfer as of December 2, 1996, by Marvin J. Gralnick of a total of
6.087 Units (as defined in the Agreement) held by the Limited Partner, Marvin J. Gralnick, to the Assignee. In order to incorporate the above-described changes in the interests of the Partners (as defined in the Agreement) into the Agreement, the Agreement is hereby amended to add the Assignee as a limited partner of the Partnership with respect to the Units so transferred and to reflect that following such transfers each of the following persons shall hold the units of each class indicated beside such person's name below:


         Name of Partner                                                Units
         ---------------                                                -----
1.       Klee & Company, L.L.C.                                           83.043

2.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Samuel Trust under
         agreement dated January 26, 1995

3.       Southpac Trust International Inc., as                         4,088.249
         Trustee of The Joseph Trust under
         agreement dated January 26, 1995

4.       Helene B. Gralnick                                                5.021

5.       Marvin J. Gralnick                                                5.021

6.       Leslie C. Giordani, as Trustee of The                             5.554
         Monty Vincent Gralnick Trust

7.       Leslie C. Giordani, as Trustee of The                             5.554
         Milo Sigmond Gralnick Trust

8.       Leslie C. Giordani, as Trustee of The                            17.728
         Etzani Sarah Gralnick Trust

9.       Leslie C. Giordani, as Trustee of The                             5.554
         Rio Damian Gralnick Trust
                                                                       =========
         TOTAL                                                         8,303.973


All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partners and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignee becoming a Substituted Limited Partner with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.

                                    GENERAL PARTNER:

                                    KLEE & COMPANY, L.L.C.


                                    By:
                                       ----------------------------------------
                                            Helene B. Gralnick, Manager

                                    LIMITED PARTNERS:


                                    -------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Samuel Trust under agreement dated January 26, 1995, by its authorized signatory


                                    -------------------------------------------
                                    Southpac Trust International Inc., as
                                    Trustee of The Joseph Trust under agreement dated January 26, 1995, by its authorized signatory

                            -------------------------------------------
                            Helene B. Gralnick

                            -------------------------------------------
                            Marvin J. Gralnick


                            -------------------------------------------
                            Leslie C. Giordani, as Trustee of The Monty
                            Vincent Gralnick Trust


                            -------------------------------------------
                            Leslie C. Giordani, as Trustee of The Milo
                            Sigmond Gralnick Trust


                            -------------------------------------------
                            Leslie C. Giordani, as Trustee of The Etzani
                            Sarah Gralnick Trust


                            -------------------------------------------
                            Leslie C. Giordani, as Trustee of The Rio
                            Damian  Gralnick Trust

                               AMENDMENT NO. 7 TO
                      THE LIMITED PARTNERSHIP AGREEMENT OF
                                   RODIN, LTD.

         This Amendment No. 7 to the Limited Partnership Agreement of Rodin, Ltd. (this "Amendment") is executed effective as of the 7th day of October, 1997, by and among Klee & Company, L.L.C., a Texas limited liability company (the "General Partner"), Southpac Trust International Inc., as Trustee of The Samuel Trust, a trust established under agreement dated January 26, 1995, and as Trustee of The Joseph Trust, a trust established under agreement dated January 26, 1995, Leslie C. Giordani, as Trustee of The Monty Vincent Gralnick Trust, as Trustee of The Milo Sigmond Gralnick Trust, as Trustee of The Etzani Sarah Gralnick Trust, and as Trustee of The Rio Damian Gralnick Trust and Helene B. Gralnick and Marvin J. Gralnick (collectively the "Limited Partners"), and Helene B. Gralnick ("H. Gralnick"), and Marvin J. Gralnick ("M. Gralnick") (collectively the "Assignees") for the purpose of amending that certain Limited Partnership Agreement of Rodin, Ltd. (the "Partnership") entered into as of December 21, 1995, by and between the General Partner and the Limited Partners thereunder (the "Agreement"), as follows:

         1. The Agreement is hereby amended to reflect the transfer as of October 7, 1997, by the Limited Partner of a total of 4,088.249 Units (as defined in the Agreement) to M. Gralnick, and the transfer as of October 7, 1997, by the Limited Partner, Southpac Trust International Inc., as Trustee of The Samuel Trust under agreement dated January 26, 1995, of a total of 4,088.249 Units to H. Gralnick. In order to incorporate the above-described changes in the interests of the Partners (as defined in the Agreement) in the Agreement, the Agreement is hereby amended to add the Assignees as limited partners of the Partnership with respect to the Units so transferred and to reflect that following such transfers each of the following persons shall hold the Units indicated beside such person's name below:


         Name of Partner                                               Units
         ---------------                                               -----
1.       Klee & Company, L.L.C.                                           83.043

2.       Helene B. Gralnick                                            4,093.270

3.       Marvin J. Gralnick                                            4,093.270

4.       Leslie C. Giordani, as Trustee of The                             5.554
         Monty Vincent Gralnick Trust

5.       Leslie C. Giordani, as Trustee of The                             5.554
         Milo Sigmond Gralnick Trust

6.       Leslie C. Giordani, as Trustee of The                            17.728
         Etzani Sarah Gralnick Trust

7.       Leslie C. Giordani, as Trustee of The                             5.554
                                                                       ---------
         Rio Damian Gralnick Trust

         TOTAL                                                         8,303.973
                                                                       =========


All references in the Agreement to distributions and allocations among the Limited Partners in accordance with and pro rata to their Units shall henceforth be deemed to refer to an allocation based on the above-listed Units.

         2. The General Partner and the Limited Partners consent in accordance with Section 14.1 of the Agreement to the foregoing amendment to the Agreement and consent in accordance with Section 11.6(A) of the Agreement to the Assignees becoming Substituted Limited Partners with respect to the Units so transferred.

         IN WITNESS WHEREOF, this Amendment has been duly executed in one or more counterparts (each of which is deemed to be an original for all purposes) by the parties hereto.

         This Amendment may be executed in counterparts.

                                 GENERAL PARTNER:

                                 KLEE & COMPANY, L.L.C.


                                 By:
                                    -------------------------------------------
                                          Helene B. Gralnick, Manager

                                 LIMITED PARTNERS:


                                 ----------------------------------------------
                                 Helene B. Gralnick

                                 ----------------------------------------------
                                 Marvin J. Gralnick


                                 ----------------------------------------------
                                 Leslie C. Giordani, as Trustee of The Monty
                                 Vincent Gralnick Trust


                                 ----------------------------------------------
                                 Leslie C. Giordani, as Trustee of The Milo
                                 Sigmond Gralnick Trust


                                 ----------------------------------------------
                                 Leslie C. Giordani, as Trustee of The Etzani
                                 Sarah Gralnick Trust

                                 ----------------------------------------------
                                 Leslie C. Giordani, as Trustee of The Rio
                                 Damian  Gralnick Trust


                                        3